                                                                    Exhibit 10.1

                                    REVOLVING
                         CREDIT LOAN, SWINGLINE LOAN AND
                       STANDBY LETTER OF CREDIT AGREEMENT,

                         effective as of August 23, 2000

                                  by and among

                          M/I SCHOTTENSTEIN HOMES, INC.

                                       and

                          M/I HOMES, INC., as Borrower

                                       and

                                  BANK ONE, NA,
                          THE HUNTINGTON NATIONAL BANK,
                               NATIONAL CITY BANK,
                                 SUNTRUST BANK,
                               FIRSTAR BANK, N.A.,
                                  AMSOUTH BANK,
                         FIFTH THIRD BANK, CENTRAL OHIO,
                                 COMERICA BANK,
                              FLEET NATIONAL BANK,
                                       and
                    PNC BANK, NATIONAL ASSOCIATION, as Banks

                                       and

                                  BANK ONE, NA,
                             as Agent for the Banks

                                       and

                            BANC ONE CAPITAL MARKETS,
                        as Lead Arranger and Book Manager

                                TABLE OF CONTENTS

                                                                                                                PAGE
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
BACKGROUND INFORMATION............................................................................................1

AGREEMENT.........................................................................................................2

            SECTION 1.     DEFINITIONS............................................................................2
                  1.1      Defined Terms..........................................................................2
                  1.2      Other Definitional Provisions.........................................................21

            SECTION 2.     AMOUNT AND TERMS OF COMMITMENT, REVOLVING CREDIT LOANS, SWINGLINE LOANS AND STANDBY
                           LETTERS OF CREDIT.....................................................................21
                  2.1      Revolving Credit Loan Commitments.....................................................21
                  2.2      Revolving Credit Notes................................................................22
                  2.3      Procedure for Borrowing...............................................................23
                  2.4      Revolving Credit Loan Commitment Fee..................................................24
                  2.5      Interest; Default Interest............................................................25
                  2.6      Termination or Reduction of Commitment................................................26
                  2.7      Maturity Date of Commitment; Extension................................................26
                  2.8      Computation of Interest and Fees......................................................27
                  2.9      Increased Costs.......................................................................27
                  2.10     Use of Proceeds.......................................................................28
                  2.11     Pro Rata Treatment and Payments.......................................................28
                  2.12     Swingline Loans.......................................................................29
                  2.13     The Standby L/Cs......................................................................31
                  2.14     Issuance of Standby L/Cs..............................................................31
                  2.15     Procedure for Opening Standby L/Cs....................................................32
                  2.16     Standby L/C Participations............................................................32
                  2.17     Payments..............................................................................33
                  2.18     Standby L/C Fees......................................................................33
                  2.19     Letter of Credit Reserves.............................................................34
                  2.20     Further Assurances....................................................................34
                  2.21     Obligations Absolute..................................................................34
                  2.22     Existing Standby L/Cs; L/C Participations.............................................35

            SECTION 3.     GENERAL PROVISIONS APPLICABLE TO LOANS................................................35
                  3.1      Conversion and Continuation Options...................................................35
                  3.2      Inability to Determine Interest Rate..................................................37
                  3.3      Illegality; Impracticability..........................................................37
                  3.4      Requirements of Law...................................................................38

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
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                  3.5      Indemnity.............................................................................39

            SECTION 4.     REPRESENTATIONS AND WARRANTIES........................................................39
                  4.1      Financial Statements..................................................................40
                  4.2      Corporate Existence; Compliance with Law..............................................40
                  4.3      Corporate Power; Authorization; Enforceable Obligations...............................40
                  4.4      No Legal Bar..........................................................................40
                  4.5      No Material Litigation................................................................41
                  4.6      Regulation U..........................................................................41
                  4.7      Investment Company Act................................................................41
                  4.8      ERISA.................................................................................41
                  4.9      Disclosure............................................................................41
                  4.10     Subsidiary Information................................................................42
                  4.11     M/I Ancillary Businesses Information..................................................42
                  4.12     Schedules.............................................................................42
                  4.13     Environment...........................................................................42

            SECTION 5.     CONDITIONS PRECEDENT..................................................................43
                  5.1      Conditions to Initial Loan(s).........................................................43
                  5.2      Conditions to All Loans...............................................................45

            SECTION 6.     AFFIRMATIVE COVENANTS.................................................................46
                  6.1      Financial Statements..................................................................46
                  6.2      Certificates; Other Information.......................................................47
                  6.3      Borrowing Base Certificate............................................................48
                  6.4      Compliance with Borrowing Base Requirements...........................................48
                  6.5      Interest Rate Protection..............................................................48
                  6.6      Payment of Obligations................................................................49
                  6.7      Maintenance of Existence..............................................................49
                  6.8      Maintenance of Property, Insurance....................................................50
                  6.9      Inspection of Property; Books and Records; Discussions................................50
                  6.10     Notices...............................................................................50
                  6.11     Maintenance of Consolidated Tangible Net Worth........................................51
                  6.12     Maintenance of Debt to Worth..........................................................52
                  6.13     Maintenance of Liquidity Ratio........................................................52
                  6.14     Maintenance of Overall Leverage Ratio.................................................52
                  6.15     Maintenance of EBITDA to Consolidated Interest Incurred Ratio.........................52
                  6.16     Guaranties of Wholly-Owned M/I Ancillary Businesses...................................53
                  6.17     Subsidiary Guarantors.................................................................53
                  6.18     Environment...........................................................................53

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
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                  6.19     Certificate Regarding Authority to Make BankBoston Payment............................53

         SECTION 7.        NEGATIVE COVENANTS....................................................................54
                  7.1      Limitation on Indebtedness............................................................54
                  7.2      Limitation on Liens...................................................................55
                  7.3      Limitation on Contingent Obligations..................................................57
                  7.4      Limitation on Fundamental Changes.....................................................58
                  7.5      Limitation on Acquisitions............................................................58
                  7.6      Limitation on Dividends and Distributions.............................................58
                  7.7      Limitation on Certain Real Property Expenditures......................................59
                  7.8      Limitation on Speculative Houses and Eligible Model Houses............................60
                  7.9      Limitation on Investments.............................................................60
                  7.10     Limitation on Operating Leases........................................................62
                  7.11     Transactions with Affiliates and Officers.............................................62
                  7.12     Sale and Leaseback....................................................................63
                  7.13     Limitation on Payments of Subordinated Indebtedness and Modification of Subordination
                           Agreements............................................................................63
                  7.14     Sale of Subsidiary Securities.........................................................64
                  7.15     Construction on Real Property Not Owned...............................................64
                  7.16     Limitation on Subsidiaries............................................................64
                  7.17     Limitation on Location of Attached Houses.............................................64
                  7.18     Limitation on Rental Houses...........................................................64
                  7.19     Limitation on Investments in Commercial Real Estate...................................64
                  7.20     Limitation on Uncommitted Land........................................................65
                  7.21     Limitation on Negative Pledges........................................................65
                  7.22     Limitation on Standby L/Cs............................................................65
                  7.23     HNB Joint Ventures Letter of Credit Agreement.........................................65
                  7.24     Limitation on Investment in the Office Building.......................................65

         SECTION 8.        OPTIONAL SECURITY.....................................................................65

         SECTION 9.        DEFAULTS, EVENTS OF DEFAULT; DISTRIBUTION OF PROCEEDS AFTER EVENT OF DEFAULT..........66

         SECTION 10.       THE AGENT.............................................................................70
                  10.1     Appointment...........................................................................70
                  10.2     Delegation of Duties..................................................................70
                  10.3     Exculpatory Provisions................................................................70
                  10.4     Reliance by Agent.....................................................................71
                  10.5     Notice of Default.....................................................................71
                  10.6     Non-Reliance on Agent and Other Banks.................................................71
                  10.7     Indemnification.......................................................................72

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                  10.8     Bank One in Its Individual Capacity...................................................72
                  10.9     Delegation to Affiliates..............................................................72
                  10.10    Successor Agent.......................................................................72

         SECTION 11.       MISCELLANEOUS.........................................................................73
                  11.1     Amendments and Waivers................................................................73
                  11.2     Notices...............................................................................74
                  11.3     No Waiver; Cumulative Remedies........................................................76
                  11.4     Participants..........................................................................76
                  11.5     Survival of Representations and Warranties............................................77
                  11.6     Payment of Expenses and Taxes.........................................................78
                  11.7     Successors and Assigns; Assignment....................................................78
                  11.8     Adjustments; Set-off..................................................................80
                  11.9     Waiver of Jury Trial..................................................................80
                  11.10    Confidentiality.......................................................................81
                  11.11    Counterparts; Effective Date..........................................................81
                  11.12    Governing Law.........................................................................82
                  11.13    Headings..............................................................................82
                  11.14    Joint and Several Obligations.........................................................82


SCHEDULES

         1 =      Commitment Percentages of Banks
         2 =      Standby Letters of Credit previously issued
         3 =      Principal Places of Business, etc. of All Subsidiaries
         4 =      Principal Places of Business, etc. of M/I Ancillary Businesses

EXHIBITS

         A    =   Form of Guaranty Agreement
         B    =   Form of Revolving Note
         C    =   Form of Swingline Note
         D    =   Form of Borrowing Base Certificate
         E    =   Form of Opinion
         F    =   Form of Responsible Officer's Certificate
         G    =   Form of Chief Financial Officer's Certificate
         H    =   Land Holdings
         I    =   Letter Agreement re: Letters of Credit
         J    =   Form of Assignment Agreement
         K    =   Form of No Default Certificate/Certificate of Default

                                                           Execution Counterpart

                      REVOLVING CREDIT LOAN, SWINGLINE LOAN
                      -------------------------------------
                     AND STANDBY LETTER OF CREDIT AGREEMENT
                     --------------------------------------

                  THIS Revolving Credit Loan, SWINGLINE LOAN and Standby Letter of Credit Agreement (this "AGREEMENT") is made to be effective as of August 23, 2000, by and among M/I SCHOTTENSTEIN HOMES, INC., an Ohio corporation ("M/I") and M/I Homes, Inc., an Arizona corporation and a wholly-owned Subsidiary of M/I ("M/I HOMES") (M/I and M/I Homes are, jointly, severally and jointly and severally, "BORROWER"), BANK ONE, NA, a national banking association ("BANK ONE"), THE HUNTINGTON NATIONAL BANK, a national banking association ("HNB"), NATIONAL CITY BANK, a national banking association ("NCB"), SUNTRUST BANK, a national banking association ("STB"), FIRSTAR BANK, N.A., a national banking association ("FIRSTAR"), AMSOUTH BANK, an Alabama corporation ("ASB"), FIFTH THIRD BANK, CENTRAL OHIO, an Ohio banking corporation ("FIFTH THIRD"), COMERICA BANK, a Michigan banking corporation ("COMERICA"), FLEET NATIONAL BANK, a national banking association, ("FLEET") and PNC Bank, National Association, a national banking association ("PNC"), (Bank One, HNB, NCB, STB, Firstar, ASB, Fifth Third, Comerica, Fleet, PNC and each other lender that shall become a "Bank" pursuant to subsection 11.7 hereof, each a "BANK" and, collectively, "BANKS") and BANK ONE, NA, a national banking association, as agent for Banks ("AGENT"). For valuable consideration, the receipt of which is hereby acknowledged, Borrower, Banks and Agent, each intending to be legally bound, hereby recite and agree as follows:

                             BACKGROUND INFORMATION
                             ----------------------

                  A. Borrower, certain of the Banks and Agent are parties to a certain Fifth Restated Revolving Credit Loan, Swingline Loan and Standby Letter Credit Agreement effective as of November 23, 1999, as amended by the First Amendment thereto effective as of February 29, 2000 (the "EXISTING CREDIT AGREEMENT").

                  B. Borrower, Banks and Agent wish to renew the Existing Credit Agreement as set forth herein by, among other things, (i) adding PNC as a Bank,
(ii) increasing the Revolving Credit Loan Commitment (as defined in the Existing Credit Agreement), (iii) reallocating the Commitments (as defined in the Existing Credit Agreement), (iv) extending the Maturity Date, (v) modifying the calculation of availability of Loans and Standby L/C's and (vi) modifying certain covenants.

                  Accordingly, Borrower, Banks and Agent hereby agree as follows:

                                    AGREEMENT

                             SECTION 1. DEFINITIONS

         1.1 DEFINED TERMS. As used in this Agreement, the following terms have the following respective meanings:

                  "601RS, LLC" shall mean 601RS, LLC, an Ohio limited liability company and a wholly-owned Subsidiary of M/I.

                  "ADJUSTED CONSOLIDATED TANGIBLE NET WORTH" at any date shall mean the sum of (a) Consolidated Tangible Net Worth and (b) Subordinated Indebtedness, in each case as at such date.

                  "ADJUSTMENT DATE" shall mean each date that is two Business Days after February 15, May 15, August 15 and November 15 of each year of the Commitment, subject to the provisions in the definition of "Applicable Eurodollar Margin" for a later adjustment in certain circumstances.

                  "AFFILIATE" shall mean (a) any Person (other than a Subsidiary of Borrower) which, directly or indirectly, controls, is controlled by or is under common control with Borrower or (b) any Person who is a director, officer or key employee of Borrower, any Subsidiary of Borrower or any Person described in clause (a) of this definition. For purposes of this definition, "control" of a Person means the power, direct or indirect, to vote twenty percent (20%) or more of the securities having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "AGENT" shall have the meaning set forth in the preamble hereof.

                  "AGREEMENT" shall mean this Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                  "APPLICABLE EURODOLLAR MARGIN" shall mean, during the period from the date hereof until the first Adjustment Date, 1.60% per annum. Thereafter, subject to the other terms and conditions of this Agreement (including the limitations on the availability of Eurodollar Rate Loans and including the termination of the Commitment as set forth in Section 9 hereof), the "Applicable Eurodollar Margin" will be adjusted on each Adjustment Date to the applicable rate per annum that corresponds to the ratio of EBITDA to Consolidated Interest Incurred, determined from the financial statements and compliance certificate that relate to the last month of the fiscal quarter immediately preceding such Adjustment Date, as set forth below:

                  If the ratio of EBITDA to
                  Consolidated Interest                                       Applicable Eurodollar Margin for
                  Incurred Is:                                                Eurodollar Rate Loans Is:
                  ------------------------                                    -------------------------
                  less than 1.75 to 1.0                                       2.30% per annum

                  equal to or greater
                  than 1.75 to 1.0 but less than 2.0 to 1.0                   2.10% per annum

                  equal to or greater
                  than 2.0 to 1.0 but
                  less than 2.50 to 1.0                                       1.95% per annum

                  equal to or greater
                  than 2.50 to 1.0 but less than 3.0 to 1.0                   1.75% per annum

                  equal to or greater
                  than 3.0 to 1.0                                             1.60% per annum

If, however, the financial statements required to be delivered pursuant to subsection 6.1(b) hereof and the related compliance certificate required to be delivered pursuant to subsection 6.2(a) hereof are not delivered when due, then:

                  (a) if such financial statements and compliance certificate are delivered after the date such financial statements and compliance certificate were required to be delivered but before the expiration of any applicable cure period and the Applicable Eurodollar Margin increases from that previously in effect as a result of a change in the ratio of EBITDA to Consolidated Interest Incurred as determined from such financial statements and compliance certificate, then the Applicable Eurodollar Margin during the period from the date upon which such financial statements were required to be delivered but before the expiration of any applicable cure period until the date upon which they actually are delivered shall be the Applicable Eurodollar Margin as so increased;

                  (b) if such financial statements and compliance certificate are delivered after the date such financial statements and compliance certificate were required to be delivered but before the expiration of any applicable cure period and the Applicable Eurodollar Margin decreases from that previously in effect as a result of a change in the ratio of EBITDA to Consolidated Interest Incurred as determined from such financial statements and compliance certificate, then such decrease in the Applicable Eurodollar Margin shall not become applicable until the date upon which the financial statements and compliance certificates are actually delivered; and

                  (c) if such financial statements and certificate are not delivered prior to the expiration of the applicable cure period, the Applicable Eurodollar Margin for the period beginning as of the date upon which such financial statements and compliance certificate were required to be delivered without regard to any applicable cure period until two Business Days following the date upon which they actually are delivered shall be, per annum, one percent (1.0%) plus the Applicable Eurodollar Margin that was in effect at the time of such expiration (it being understood that the foregoing shall not limit the rights of the Agent and the Banks set forth in Section 9).

         "BANKBOSTON AGREEMENT" shall mean the credit agreement dated August 29, 1997 between M/I and BankBoston, N.A. (now known as Fleet National Bank), in its capacities as lender and as agent, and any other parties which may become lenders thereunder, and any subsequent successors or assigns, which credit agreement governs certain subordinated Indebtedness in the principal amount of $50,000,000, provided that such Indebtedness shall be deemed to be unsubordinated Indebtedness for the purpose of calculating financial covenants and Borrowing Base requirements beginning with the month ending July 31, 2003.

         "BankBoston Notes" shall mean the "Notes" as defined in the BankBoston Agreement.

         "BankBoston Payment" shall mean the payment of the principal balance of the BankBoston Notes pursuant to the BankBoston Agreement on the BankBoston Payment Date.

         "BankBoston Payment Date" shall mean August 29, 2004 or the next succeeding Business Day (as defined in the BankBoston Agreement) thereafter.

         "BANKRUPTCY CODE" shall mean Title 11, U.S.C. as amended from time to time.

         "BANKS" shall have the meaning set forth in the preamble hereof.

         "BORROWING BASE" shall mean, as of any date of determination, an amount equal to the sum of:

            (a) the amount calculated by multiplying .90 by the value of Eligible Production Inventory; plus

            (b) the amount calculated by multiplying .85 by the aggregate value of Eligible Model Houses which are not over two (2) years old (as measured from the date of the completion of construction); plus

            (c) the amount calculated by multiplying .75 by the aggregate value of Eligible Model Houses which are over two (2) years old (as measured from the date of the completion of construction); plus

            (d) the amount calculated by multiplying .80 by the value of Eligible Developed Lots Sold; plus

            (e) the amount calculated by multiplying .50 by the value of Eligible Developed Lots Unsold; plus

            (f) the amount calculated by multiplying .25 by the value of Eligible Raw Land and Land Under Development; plus

            (g) the amount calculated by multiplying .25 by the value of Investments in Joint Ventures;

less the sum of (i) the aggregate amount of Customer Deposits then held by Borrower and its Subsidiaries and (ii) the aggregate outstanding amount of Liens incurred by Borrower and its Subsidiaries of the type permitted by subsection 7.2(i) hereof. In calculating the "Borrowing Base", the "value" of each component of the Borrowing Base set forth in clauses (a) through (g) above (and any subcomponent thereof) shall not exceed the amount thereof permitted under
Section 7 of this Agreement (including amounts permitted pursuant to any waiver of any provision of said Section that is consented to by the Banks in accordance with subsection 11.1 of this Agreement).

         "BORROWING BASE CERTIFICATE" shall have the meaning set forth in subsection 5.1(c) hereof.

         "BORROWING DATE" shall mean any Business Day specified pursuant to (a) subsection 2.3 hereof as a date on which Banks make a disbursement of the Revolving Credit Loans hereunder, (b) subsection 2.12 hereof as a date on which Bank One makes, at Borrower's request, a disbursement of the Swingline Loans hereunder, or (c) subsection 2.13 hereof as a date on which Agent issues, at Borrower's request, a Standby L/C hereunder.

         "BUSINESS DAY" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in Columbus, Ohio are authorized or required by law to close, except that when used in connection with Eurodollar Rate Loans, "Business Day" shall mean any Business Day on which dealings in Dollars between banks may be carried on in London, England and Columbus, Ohio.

         "CASH EQUIVALENTS" shall mean (a) securities with maturities of 180 days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and bankers' acceptances, each issued by a Bank hereunder and each with a maturity of 180 days or less from the date of acquisition, and (c) commercial paper of a domestic issuer rated at least A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc. with a maturity of not more than 180 days.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended or superseded from time to time. Any reference to a specific provision of the Code shall be construed to include any comparable provision of the Code as hereafter amended or superseded.

         "COMMITMENT" shall mean the aggregate of (a) the Revolving Credit Loan Commitments and (b) the L/C Commitments as set forth on Schedule 1 hereto.

         "COMMITMENT PERIOD" shall mean the period from and including the date hereof to the Maturity Date, or such earlier or later date as the Commitment shall terminate as provided herein.

         "COMMONLY CONTROLLED ENTITY" shall mean an entity, whether or not incorporated, which is under common control with Borrower within the meaning of
Section 414(b) or (c) of the Code.

         "CONSOLIDATED EARNINGS" at any date shall mean the amount which would be set forth opposite the caption "net income" (or any like caption) in a consolidated statement of income or operations of Borrower and Borrower's Subsidiaries at such date prepared in accordance with GAAP.

         "CONSOLIDATED INTEREST EXPENSE" shall mean, for any period, interest expense on Indebtedness of Borrower and Borrower's Subsidiaries for such period, in each case determined on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED INTEREST INCURRED" shall mean, for any rolling 12 month period, all interest incurred during such period on outstanding Indebtedness of Borrower and Borrower's Subsidiaries irrespective of whether such interest is expensed or capitalized by Borrower or Borrower's Subsidiaries, in each case determined on a consolidated basis.

         "CONSOLIDATED LIABILITIES" at any date shall mean the total of all amounts which would be properly classified as liabilities in a consolidated balance sheet of Borrower and Borrower's Subsidiaries at such date prepared in accordance with GAAP, including without limitation deferred income taxes and capital lease obligations, if any.

         "CONSOLIDATED TANGIBLE NET WORTH" at any date shall be the excess, if any, of the total amount of assets over the total amount of liabilities, deferred credits and minority interests, as the same would appear in a consolidated balance sheet of Borrower and Borrower's Subsidiaries at such date prepared in accordance with GAAP, less the book value of all intangible assets, determined in accordance with GAAP.

         "CONSOLIDATED UNSUBORDINATED LIABILITIES" at any date shall mean Consolidated Liabilities less Subordinated Indebtedness.

         "CONSTRUCTION BONDS" shall mean bonds issued by surety bond companies for the benefit of, and as required by, municipalities or other political subdivisions to secure the performance by Borrower or any Subsidiary of its obligations relating to lot improvements and subdivision development and completion.

         "CONTINGENT OBLIGATION" shall mean as to any Person, any reimbursement obligations (including Reimbursement Obligations) of such Person in respect of drafts that may be drawn under letters of credit, any reimbursement obligations of such Person in respect of surety bonds (including reimbursement obligations in respect of Construction Bonds), and any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations primarily to pay money ("PRIMARY OBLIGATIONS") of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including without limitation any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the obligee under any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the obligee under such primary obligation against loss in respect thereof; provided, however, that the term "Contingent Obligation" shall not include (A) endorsements of instruments for deposit or collection in the ordinary course of business, (B) Mortgage Loan Repurchase Obligations, or (C) obligations under lot purchase contracts entered into in the ordinary course of business.

         "CONTRACTUAL OBLIGATION" shall mean as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

         "CUSTOMER DEPOSITS" shall mean cash deposits made by customers of Borrower or any Subsidiary in connection with the execution of purchase contracts, which deposits shall be shown as liabilities on Borrower's consolidated financial statements.

         "DEFAULT" shall mean any of the events specified in Section 9 hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

         "DEVELOPED LOTS" shall mean (a) all residential lots with respect to which (i) development has been completed to such an extent that permits that allow use and construction, including building, sanitary sewer and water, could be obtained for a detached or attached single family house (including a townhouse condominium building or condominium building) on each such lot, and
(ii) Start of Construction has not occurred; and (b) all lots zoned for commercial use that have sewer and water available for use at such lots. The value of Developed Lots shall be calculated in accordance with GAAP and shall include all associated costs required to be capitalized under GAAP; provided, however, that the total value (calculated in accordance with GAAP) of commercial lots constituting Developed Lots shall not exceed $1,000,000 at any one time.

         "DOLLARS" and "$" shall mean dollars in lawful currency of the United States of America.

         "EBITDA" shall mean, for any rolling 12 month period, on a consolidated basis for Borrower and Borrower's Subsidiaries, the sum of the amounts for such period of (a) Consolidated Earnings, PLUS (b) charges against income for federal, state and local income taxes, PLUS (c) Consolidated Interest Expense, PLUS (d) depreciation and amortization expense, PLUS (e) extraordinary losses EXCLUSIVE of any such losses that are attributable to the write-down or other downward revaluation of assets (including the establishment of reserves), MINUS
(x) interest income, MINUS (y) all extraordinary gains.

         "ELIGIBLE ASSIGNEE" shall mean (a) any Bank or any affiliate of a Bank and (b) any other commercial bank, financial institution, institutional lender or "accredited investor" (as defined in Regulation D promulgated under the Securities Act of 1933 by the Securities and Exchange Commission) with capital of at least $500,000,000 and with an office in the United States.

         "ELIGIBLE DEVELOPED LOTS SOLD" shall mean all Developed Lots which Borrower or any Subsidiary has recorded as sold in accordance with its usual accounting practices to any Person other than an Affiliate or Subsidiary of Borrower. The value of Eligible Developed Lots Sold shall be calculated in accordance with GAAP and shall include all associated costs required to be capitalized under GAAP, but shall be reduced by the then outstanding aggregate amount of Indebtedness secured by any Eligible Developed Lots Sold and permitted by subsection 7.1(d) hereof.

         "ELIGIBLE DEVELOPED LOTS UNSOLD" shall mean all Developed Lots which Borrower or any Subsidiary has not recorded as sold in accordance with its usual accounting practices, or which Borrower or any Subsidiary has recorded as sold to an Affiliate or Subsidiary of Borrower. The value of Eligible Developed Lots Unsold shall be calculated in accordance with GAAP and shall include all associated costs required to be capitalized under GAAP, but shall be reduced by the then outstanding aggregate amount of Indebtedness secured by any Eligible Developed Lots Unsold and permitted by subsection 7.1(d) hereof.

         "ELIGIBLE MODEL HOUSES" shall mean (a) all completed detached or attached single family houses (including townhouse condominiums and condominiums) which are being used by Borrower or any Subsidiary as sales models, and the lots on which such houses are located and (b) detached or attached (including townhouse condominiums and condominiums) single family houses for which there has been a Start of Construction which upon completion will be used by Borrower or any Subsidiary as sales models, and the lots on which such houses are located. The value of Eligible Model Houses shall be calculated in accordance with GAAP and shall include all associated costs required to be capitalized under GAAP except for the costs of any furnishings, but shall be reduced by the then outstanding aggregate amount of Indebtedness secured by any Eligible Model Houses and permitted by subsection 7.1(d) hereof.

         "ELIGIBLE MORTGAGE LOAN" shall mean at any date an original (not a rewritten or renewed) loan evidenced by a note and secured by a first mortgage on residential real property which (a) M/I Financial Corp. has made to enable a natural person or persons to purchase a home from Borrower, any Subsidiary of Borrower or another Person that is substantially completed, (b) is not more than 60 days old as determined by the date of the note which evidences such loan, and
(c) is subject, or M/I Financial Corp. reasonably believes is subject, to a Purchase Commitment; provided, however, that the amount of Eligible Mortgage Loans consisting of loans made by M/I Financial Corp. for the purchase of homes from any Person other than Borrower or any Subsidiary of Borrower shall not, in the aggregate at any one time outstanding, exceed the amount of $5,000,000.

         "ELIGIBLE PRODUCTION INVENTORY" shall mean all detached or attached (including townhouse condominiums and condominiums) single family houses of Borrower or any Subsidiary which are completed (including Speculative Houses but excluding Eligible Model Houses and Rental Houses, if any) or for which there has been a Start of Construction (including Speculative Houses but excluding Eligible Model Houses and Rental Houses, if any), and the lots on which such houses are located. The value of Eligible Production Inventory shall be calculated in accordance with GAAP and shall include all associated costs required to be capitalized under GAAP, but shall be reduced by the then outstanding aggregate amount of Indebtedness secured by any Eligible Production Inventory and permitted by subsection 7.1(d) hereof; provided that the cost of obtaining commitments for financing terms to be provided to the buyers of Eligible Production Inventory shall be excluded.

         "ELIGIBLE RAW LAND AND LAND UNDER DEVELOPMENT" shall mean all land of Borrower or any Subsidiary other than land included in the definition of Eligible Model Houses, Rental Houses (if any), Eligible Production Inventory, Eligible Developed Lots Sold, or Eligible

Developed Lots Unsold. The value of Eligible Raw Land and Land Under Development shall be calculated in accordance with GAAP and shall include all associated costs required to be capitalized in accordance with GAAP, but shall be reduced by the then outstanding aggregate amount of (a) Indebtedness of Borrower or any Subsidiary secured by any Eligible Raw Land and Land Under Development and (b) Indebtedness of Borrower or any Subsidiary used to finance the purchase of any Eligible Raw Land and Land Under Development (but without duplication of amounts set forth in clause (a) of this definition).

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "EUROCURRENCY RESERVE REQUIREMENTS" shall mean, for any day as applied to a Eurodollar Rate Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

         "EURODOLLAR BASE RATE" shall mean, with respect to each Eurodollar Rate Loan for the relevant Interest Period, the applicable British Bankers' Association Interest Settlement Rate for deposits in Dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, (i) if Reuters Screen FRBD is not available to the Agent for any reason, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the applicable British Bankers' Association Interest Settlement Rate for deposits in Dollars as reported by any other generally recognized financial information services as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, and (ii) if no such British Bankers' Association Interest Settlement Rate is available to the Agent, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the rate determined by the Agent to be the rate at which Bank One or one of its Affiliate banks offers to place deposits in Dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of the relevant Eurodollar Rate Loan and having a maturity equal to such Interest Period.

         "EURODOLLAR RATE LOANS" shall mean Revolving Credit Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

         "EURODOLLAR RATE" shall mean with respect to each day during each Interest Period pertaining to a Eurodollar Rate Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              EURODOLLAR BASE RATE
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

         "EVENT OF DEFAULT" shall mean any of the events specified in Section 9 hereof, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

         "EXISTING OFFICE BUILDING MORTGAGE INDEBTEDNESS" shall have the meaning set forth in subsection 7.1(j) hereof.

         "FANNIE MAE" shall mean the Federal National Mortgage Association, or any successor thereto.

         "FEDERAL FUNDS RATE" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, PROVIDED, HOWEVER, that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged to the Agent on such Business Day on such transactions as determined by the Agent.

         "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect at the time any determination is made or financial statement is required hereunder as promulgated by the American Institute of Certified Public Accountants, the Accounting Principles Board, the Financial Accounting Standards Board or any other body existing from time to time which is authorized to establish or interpret such principles, applied on a consistent basis throughout any applicable period, subject to any change required by a change in GAAP; provided, however, that if any change in generally accepted accounting principles from those applied in preparing the financial statements referred to in subsection 4.1 hereof affects the calculation of any financial covenant contained herein, Borrower, Banks and Agent hereby agree to amend the Agreement to the effect that each such financial covenant is not more or less restrictive than such covenant as in effect on the date hereof using generally accepted accounting principles consistent with those reflected in such financial statements.

         "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "GUARANTEED HNB JOINT VENTURES LETTERS OF CREDIT" shall mean that portion of the standby letters of credit (including joint venture letters of credit issued by HNB prior to the date of this Agreement that will remain in place after the effective date of this Agreement) issued by HNB pursuant to the HNB Joint Ventures Letter of Credit Agreement for the account of joint ventures of which Borrower is a partner which Borrower has guaranteed in accordance with the terms of the HNB Joint Ventures Letter of Credit Agreement, provided that the portion of such letters of credit that has been guaranteed by Borrower shall not exceed in the aggregate $6,500,000 at any one time outstanding.

         "GUARANTY AGREEMENT" shall mean a Guaranty Agreement substantially in the form of Exhibit A attached to this Agreement, between each of Borrower's Subsidiaries listed on the signature pages thereto (and each M/I Ancillary Business and Subsidiary of the Borrower which becomes a "Guarantor" thereunder as provided in subsections 6.16 and 6.17 hereof) and Bank One, NA, as Agent for the Banks, as the same shall be modified and supplemented and in effect from time to time.

         "HNB JOINT VENTURES LETTER OF CREDIT AGREEMENT" shall mean the Agreement to Issue Letters of Credit dated as of June 8, 1994, as amended and to be amended from time to time, with respect to standby letters of credit issued or to be issued by HNB for the account of certain joint ventures of which Borrower is a partner.

         "INDEBTEDNESS" shall mean as to any Person, at a particular time, (a) indebtedness for borrowed money or for the deferred purchase price of property or services (including without limitation any such indebtedness which is non-recourse to the credit of such Person but is secured by assets of such Person) other than current (due and payable within 12 months or less), unsecured obligations for operating expense items incurred in the ordinary course of business, and, as to Borrower, shall include without duplication all indebtedness evidenced by the BankBoston Agreement, (b) any other indebtedness evidenced by promissory notes or other debt instruments, (c) obligations under material leases which shall have been or should be, in accordance with GAAP, recorded as capitalized leases, (d) indebtedness arising under acceptance facilities, (e) indebtedness arising under unpaid reimbursement obligations (including Reimbursement Obligations) in respect of all drafts actually drawn under letters or credit (including Standby L/Cs) issued for the account of such Person, (f) indebtedness arising under unpaid reimbursement obligations in respect of all payments actually made under surety bonds (including payments actually made under Construction Bonds), and (g) the incurrence of withdrawal liability under Title IV of ERISA by such Person or a Commonly Controlled Entity to a Multiemployer Plan.

         "INTEREST PAYMENT DATE" shall mean, (a) with respect to any Prime Rate Loan, the last day of each March, June, September and December, commencing on the first of such days to occur after the first Borrowing Date, (b) with respect to any Eurodollar Rate Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) with respect to any Eurodollar Rate Loan having an Interest Period longer than three months,
(x) each day which is three months, or a whole multiple thereof, after the first day of such Interest Period, and (y) the last day of such Interest
Period.

         "INTEREST PERIOD" shall mean with respect to any Eurodollar Rate Loan:

            (i) initially, the period commencing on the Borrowing Date or conversion date, as the case may be, with respect to such Eurodollar Rate Loan and ending one, two, three or six months thereafter, as selected by Borrower in Borrower's notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

            (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Rate Loan and ending one, two, three or six months thereafter, as selected by Borrower by irrevocable notice to the Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                (1) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                (2) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                (3) no Interest Period shall be for less than one month, and Borrower shall not select an Interest Period for a Eurodollar Rate Loan as a Revolving Credit Loan if the last day of such Interest Period would be after the last day of the Commitment Period.

         "INTEREST RATE CONTRACT" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate insurance arrangement, or any other agreement or arrangement designed to provide protection against fluctuation in interest rates.

         "INVESTMENTS IN JOINT VENTURES" shall mean investments (as defined in subsection 7.9 hereof) in joint ventures that are general partnerships, limited partnerships, limited liability companies, corporations or any other business association formed for the purpose of acquiring land, the majority of which land is zoned residential and is to be developed into residential lots for attached or detached single family housing (including a townhouse condominium building or condominium building), and/or performing such development. The value of Investments in Joint Ventures shall be calculated in accordance with GAAP.

         "L/C COMMITMENT" shall mean, as to any L/C Participant, the percentage (the "L/C COMMITMENT PERCENTAGE") and amount set forth opposite its name on
Schedule 1 hereto under the headings "L/C Commitment Percentage" and "L/C Commitment"; and collectively, as to all L/C Participants, the "L/C COMMITMENTS".

         "L/C PARTICIPANT(S)" shall mean any one or more of the Banks.

         "LENDING INSTALLATION" shall mean with respect to a Bank or the Agent, the office, branch, subsidiary or affiliate of such Bank or the Agent listed in subsection 11.2 hereof or otherwise selected by such Bank or the Agent pursuant to subsection 2.3 hereof.

         "LIEN" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, charge, encumbrance, lien (statutory or other), preference, priority or other security agreement or similar preferential arrangement of any kind or nature whatsoever (including without limitation any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the authorized filing by or against a Person of any financing statement as debtor under the Uniform Commercial Code or comparable law of any jurisdiction). A restriction, covenant, easement, right of way, or similar encumbrance affecting any interest in real property owned by Borrower and which does not secure an obligation to pay money is not a Lien.

         "LIQUIDITY RATIO" at any date shall mean the ratio, determined on a consolidated basis for Borrower and all Subsidiaries of Borrower with the exception of M/I Financial Corp., of (a) the sum of (i) cash, (ii) trade receivables (exclusive of any receivables due from Affiliates or Subsidiaries),
(iii) Eligible Production Inventory, (iv) the aggregate cost of Developed Lots, and (v) the aggregate costs of all Eligible Model Houses that are not more than two years old as measured from the date of completion of construction thereof, to (b) the sum of all of (i) accounts payable, (ii) accruals, (iii) Customer Deposits, and (iv) Indebtedness permitted pursuant to subsection 7.1(a) hereof. The amount of each asset included in (a) above shall be the book value of such asset (net of any applicable reserves) determined in accordance with GAAP and the value of each liability included in (b) above shall be determined in accordance with GAAP.

         "LOANS" shall mean the Revolving Credit Loans and the Swingline Loans.

         "MATURITY DATE" shall mean September 30, 2004.

         "MAXIMUM SWINGLINE AMOUNT" shall mean $5,000,000.

         "MHO, LLC" shall mean MHO, LLC, an Arizona limited liability company and a wholly-owned Subsidiary of M/I Homes and an indirect Subsidiary of M/I.

         "M/I" shall mean M/I Schottenstein Homes, Inc. and, jointly, severally and jointly and severally with M/I Homes, Borrower under this Agreement.

         "M/I ANCILLARY BUSINESSES" shall mean the businesses listed as M/I Ancillary Businesses on Schedule 4 hereto and each business in which investments are made as permitted under subsection 7.9(k) hereof and (unless already an M/I Ancillary Business) which are at such time designated as an "M/I Ancillary Business" by M/I, each of which shall be a corporation, limited partnership, limited liability partnership or limited liability company which is engaged solely in activities reasonably related to the sale of single family housing, provided that such investment or other ownership interest shall be as (a) a shareholder if the business is a corporation, (b) a limited partner if the business is a limited partnership, (c) a limited liability partner if the business is a limited liability partnership, or (d) a limited liability member if the business is a limited liability company. As used herein, the term "Subsidiary" shall not include any M/I Ancillary Business.

         "M/I FINANCIAL CORP." shall mean M/I Financial Corp., an Ohio corporation and a wholly-owned Subsidiary of M/I.

         "M/I FINANCIAL CORP. LOAN AGREEMENT" shall mean the Revolving Credit Agreement by and among M/I Financial Corp., M/I and Bank One, effective as of June 22, 1998, as the same may be amended, extended, renewed or replaced from time to time.

         "M/I HOMES CONSTRUCTION, INC." shall mean M/I Homes Construction, Inc., an Arizona corporation and a wholly-owned Subsidiary of M/I.

         "M/I HOMES" shall mean M/I Homes, Inc., an Arizona corporation, a wholly-owned Subsidiary of M/I and jointly, severally and jointly and severally with M/I, Borrower under this Agreement.

         "M/I SERVICE CORP." shall mean M/I Schottenstein Homes Service Corp., an Ohio corporation and a wholly-owned Subsidiary of M/I.

         "MORTGAGE LOAN REPURCHASE OBLIGATIONS" shall mean those obligations (as more particularly described in this definition) of M/I Financial Corp. under a Purchase Commitment to repurchase (a) Eligible Mortgage Loans, (b) first mortgage loans that are not Eligible Mortgage Loans solely because either (i) the mortgagor did not purchase from Borrower the home subject to such mortgage loan, or (ii) such mortgage loan is more than 60 days old as determined by the date of the note which evidences such loan, (c) those second mortgage loans permitted by subsection 7.9(g) hereof, and (d) those first mortgage refinancing loans permitted by subsection 7.9(h) hereof; provided, the obligations to repurchase the mortgage loans described in clauses (a) through (d) of this definition shall exist only if (A) such mortgage loans do not meet for any reason the investor guidelines regarding loan origination, loan processing or loan closing and regarding underwriting criteria for such Purchase Commitment or defects are noted in origination, processing or closing of Mortgage Loans by investor, (B) M/I Financial Corp. or its employees engage in any fraudulent conduct or misrepresentation, (C) the mortgagor fails to make timely payment of any of the first, second, third or fourth installments due under such mortgage loan, and such delinquency remains uncured for a period of more than 30 days or results in a foreclosure action, (D) the mortgagor fails to make timely payment of two or more monthly installments within six months from the date such mortgage loan is purchased by such secondary market lender, (E) the mortgagor engages in fraudulent conduct or misrepresentation or (F) with respect to mortgage loans issued pursuant to the North Carolina Housing Finance Authority bond programs, the mortgagor fails to make timely payment of the first installment due under such mortgage loans.

         "NET COST OF SHARES ACQUIRED" shall mean an amount equal to the aggregate cost of any Stock Acquisition by M/I or a Subsidiary of M/I subsequent to December 31, 1997 less the aggregate amount of cash proceeds received by M/I from the sale of capital stock of M/I pursuant to stock options subsequent to December 31, 1997, provided, however, that such net cost shall in no case be less than zero.

         "NORTHEAST OFFICE VENTURE" shall mean Northeast Office Venture, Limited Liability Company, a Delaware limited liability company and a wholly-owned Subsidiary of M/I.

         "NOTES" shall mean the Revolving Credit Notes and the Swingline Note.

         "OFFICE BUILDING" shall mean the office building at 3 Easton Oval, Columbus, Ohio 43219 in which M/I is a tenant.

         "OPERATING LEASE" at any date shall mean any lease other than a lease which is required to be capitalized in accordance with GAAP, provided such lease has, as of the date of determination, a remaining term of 12 months or more, or may at the option of the lessor or lessee be extended for a term of 12 months or more.

         "PARTICIPANTS" shall have the meaning set forth in subsection 11.4 hereof.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

         "PERSON" shall mean an individual, a partnership (including without limitation a joint venture), a limited liability company (including without limitation a joint venture), a corporation (including without limitation a joint venture), a business trust, a joint stock company, a trust, an unincorporated association, a Governmental Authority or any other entity of whatever nature (including without limitation a joint venture).

         "PLAN" shall mean any pension plan which is covered by Title IV of ERISA and in respect of which Borrower or a Commonly Controlled Entity is an "employer" as defined in Section 3(5) of ERISA.

         "PRIME RATE" shall mean the rate of interest per annum equal to the prime rate of interest announced from time to time by Bank One or its parent (which is not necessarily the lowest rate charged to any customer), with any change thereto effective as of the opening of business on the day of the change.

         "PRIME RATE LOANS" shall mean Loans the rate of interest applicable to which is based on the Prime Rate.

         "PROCEEDS AFTER DEFAULT" shall have the meaning set forth in Section 9 hereof.

         "PURCHASE COMMITMENT" shall mean a commitment from a secondary market lender, pursuant to an agreement with M/I Financial Corp., either with respect to a particular mortgage loan or with respect to mortgage loans meeting specified criteria, to purchase such mortgage loan or loans without recourse (except for Mortgage Loan Repurchase Obligations) for an amount not less than the difference of (a) the face amount of the note evidencing such mortgage loan(s), minus (b) the sum of (i) the points agreed upon between M/I Financial Corp. and such secondary market lender, and (ii) the amount of funds (for example, without limitation, escrow funds and origination fees), other than points, received by M/I Financial Corp. at the loan closing from the mortgagor.

         "REIMBURSEMENT OBLIGATIONS" shall mean Borrower's obligations to reimburse (a) Agent or, (b) in the case of Standby L/Cs previously issued which will remain in place after the execution of this Agreement, Agent or HNB, as appropriate, as a result of draws on one or more Standby L/Cs.

         "RENTAL HOUSES" shall mean (a) all completed detached or attached (including townhouse condominiums and condominiums) single family houses which are rented to third parties or held for rental by Borrower or which were previously so held and are currently held for sale and (b) detached or attached (including townhouse condominiums and condominiums) single family houses for which there has been a Start of Construction which upon completion will be rented to third parties or will be held for rental by Borrower. The value of Rental Houses shall be calculated in accordance with GAAP and shall include all associated costs required to be capitalized under GAAP.

         "REPORTABLE EVENT" shall mean any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder.

         "REQUIRED BANKS" shall mean, at any particular time, Banks having at least 55% of the aggregate amount of the Revolving Credit Loans then outstanding or, if no Revolving Credit Loans are then outstanding, Banks having at least 55% of the aggregate amount of the Commitment.

         "REQUIREMENT OF LAW" shall mean as to any Person, the Certificate (or Articles) of Incorporation, By-Laws (or Code of Regulations), Close Corporation Agreement (where applicable) or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination, including without limitation all environmental laws, rules, regulations and determinations, of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "RESPONSIBLE OFFICER" shall mean as to Borrower or any of Borrower's Subsidiaries, the Chairman, President, Senior Executive Vice President or a Senior Vice President of such Person and, with respect to financial matters, the chief financial officer, treasurer or controller of such Person, in each case acting in his or her capacity as such.

         "REVOLVING CREDIT LOAN COMMITMENT" shall mean, as to any Bank that has committed to make Revolving Credit Loans hereunder, the percentage (the "REVOLVING CREDIT LOAN COMMITMENT PERCENTAGE") and amount set forth opposite its name on Schedule 1 hereto under the headings "Revolving Credit Loan Commitment Percentage" and "Revolving Credit Loan Commitment" as such amount may be reduced from time to time in accordance with the provisions of subsection 2.6 hereof; and collectively, as to all Banks that have committed to make Revolving Credit Loans hereunder, the "REVOLVING CREDIT LOAN COMMITMENTS".

         "REVOLVING CREDIT LOANS" shall mean the revolving credit loans made pursuant to this Agreement that are more particularly described in subsection
2.1 hereof.

         "REVOLVING CREDIT NOTES" shall have the meaning set forth in subsection
2.2 hereof.

         "S CORPORATION" shall have the meaning set forth in Section 1361(a)(1) of the Code.

         "SINGLE EMPLOYER PLAN" shall mean any Plan which is not a Multiemployer Plan (as defined in ERISA).

         "SPECULATIVE HOUSES" shall mean the aggregate value, as determined in accordance with GAAP, of: (a) all uncompleted houses for which there has been a Start of Construction except (1) Eligible Model Houses, (2) Rental Houses, if any, and (3) those which are less than nine months old as measured from the date on which construction was begun and are subject to valid noncontingent, except for financing, contracts of sale (A) to Persons who are not Affiliates or Subsidiaries, and (B) that provide for closing within 30 days after completion; and (b) all completed houses except (1) Eligible Model Houses, (2) Rental Houses, if any, and (3) those subject to valid noncontingent, except for financing, contracts of sale (A) to Persons who are not Affiliates or Subsidiaries, and (B) that provide for closing on or before the later of 60 days after the date of the contract or 30 days after completion of construction.

         "STANDBY L/C" shall mean an irrevocable letter of credit, including any extensions or renewals, (a) issued by Agent pursuant to this Agreement or (b) previously issued by Agent pursuant to the Existing Credit Agreement, or by Bank One in its individual capacity or as Agent or HNB pursuant to any predecessor to the Existing Credit Agreement, and which will remain in place as of the first Borrowing Date, in which each L/C Participant agrees to purchase a participation equal to its L/C Commitment Percentage and the issuing bank agrees to make payments in Dollars for the account of Borrower, on behalf of Borrower or any Subsidiary thereof in respect of obligations of Borrower or such Subsidiary incurred pursuant to contracts made or performances undertaken or to be undertaken or like matters relating to contracts to which Borrower or such Subsidiary is or proposes to become a party in the ordinary course of Borrower's or such Subsidiary's business. The term "Standby L/C" shall not include any letters of credit issued (x) pursuant to the HNB Joint Ventures Letter of Credit Agreement or (y) by any Bank other than pursuant to this Agreement or as provided in clause (b) of this definition.

         "STANDBY L/C APPLICATION" shall have the meaning set forth in subsection 2.14 hereof.

         "START OF CONSTRUCTION" shall mean the commencement of the digging of the foundation or footer for a detached or attached single family house (including a townhouse condominium building or condominium building).

         "STOCK ACQUISITION" shall have the meaning set forth in subsection 7.6(b) hereof.

         "STOCKHOLDER PAYMENT" shall have the meaning set forth in subsection 7.6(a) hereof.

         "SUBORDINATED INDEBTEDNESS" at any date shall mean (i) the unsecured Indebtedness of M/I created as a result of the BankBoston Agreement outstanding at such date, provided that for the month ending July 31, 2003 and thereafter, the outstanding Indebtedness of M/I created as a result of the BankBoston Agreement shall be excluded from the definition of

Subordinated Indebtedness for purposes of calculating Adjusted Consolidated Tangible Net Worth and Consolidated Unsubordinated Liabilities, and (ii) all other future unsecured subordinated Indebtedness of M/I, the terms and manner (including without limitation the terms and manner with respect to subordination) of which are satisfactory to Required Banks in their sole discretion and approved in writing by Required Banks and which is subordinate to
(a) M/I's obligations to Banks and Agent under this Agreement and the Notes and
(b) M/I's obligations, if any, as a guarantor or otherwise of the obligations of M/I Financial Corp. (including without limitation the obligations with respect to the M/I Financial Corp. Loan Agreement).

         "SUBSIDIARY" shall mean as to any Person, a corporation, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, limited liability company or other entity are at the time owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person, and with respect to Borrower shall include all Subsidiaries of Subsidiaries of Borrower. Unless otherwise specified, "Subsidiary" means a Subsidiary of Borrower (including Subsidiaries of Subsidiaries); provided that "Subsidiary" shall not include any M/I Ancillary Business.

         "SWINGLINE EXPIRY DATE" shall mean the date which is ten (10) Business Days prior to the Maturity Date.

         "SWINGLINE LOAN" shall have the meaning provided in subsection 2.12 hereof.

         "SWINGLINE NOTE" shall have the meaning provided in subsection 2.12 hereof.

         "TRANCHE" shall mean the collective reference to those Eurodollar Rate Loans, the then current Interest Periods with respect to all of which begin on the same date and end on the same date (whether or not such Eurodollar Rate Loans shall originally have been made on the same day).

         "UNCOMMITTED LAND" shall mean the aggregate value as determined in accordance with GAAP of: (a) Eligible Raw Land and Land Under Development, (b) Eligible Developed Lots Unsold, (c) Borrower's pro rata share of land that constitutes part of Investments in Joint Ventures which is not subject to an agreement for sale, and (d) deposits for land purchases and purchase options.

         "UNIFORM CUSTOMS" shall mean the Uniform Customs and Practice for Documentary Credits, 1993 revision, ICC Publication No. 500, or amendment thereof or successor thereto referenced in Agent's issued letters of credit.

         "WASHINGTON, D.C. MARKET" shall mean the geographic area consisting of Washington, D.C., Virginia and Maryland.

    1.2 OTHER DEFINITIONAL PROVISIONS.

            (a) All terms defined in this Agreement shall have the defined meanings when used in the Notes or any certificate or other document made or delivered pursuant hereto or thereto unless otherwise defined therein.

            (b) As used herein, in the Notes or in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to Borrower and Borrower's Subsidiaries not defined in subsection 1.1 hereof, to the extent not defined, shall have the respective meanings given to them under GAAP.

            (c) Any reference to "value" of property shall mean the lower of cost or market value of such property, determined in accordance with GAAP.

            (d) The definition of any document or instrument includes all schedules, attachments and exhibits thereto and all renewals, extensions, supplements and amendments thereof; terms otherwise defined herein have the same meanings throughout this Agreement.

            (e) "Hereunder," "herein," "hereto," "this Agreement" and words of similar import refer to this entire document; "including" is used by way of illustration and not by way of limitation, unless the context clearly indicates the contrary; and the singular includes the plural and conversely.

              SECTION 2. AMOUNT AND TERMS OF COMMITMENT, REVOLVING CREDIT LOANS, SWINGLINE LOANS AND STANDBY LETTERS OF CREDIT

                  2.1 REVOLVING CREDIT LOAN COMMITMENTS. Subject to the terms and conditions of this Agreement, each Bank severally agrees to make revolving credit loans ("REVOLVING CREDIT LOANS") to Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed that Bank's Revolving Credit Loan Commitment Percentage of the lesser of (a) the Borrowing Base (determined as of the most recent month end or, if Borrower elects to provide an interim Borrowing Base Certificate pursuant to subsection 6.4 hereof, as of the date stated in such Borrowing Base Certificate) minus the sum of (i) the aggregate principal amount of undrawn and drawn Standby L/Cs, exclusive of the amount of Standby L/Cs issued for the purpose of satisfying bonding requirements, then outstanding, (ii) the aggregate principal amount of undrawn and drawn Guaranteed HNB Joint Ventures Letters of Credit, exclusive of the amount of Guaranteed HNB Joint Ventures Letters of Credit issued for the purpose of satisfying bonding requirements, then outstanding, and (iii) the aggregate principal amount of Swingline Loans which remain outstanding after giving effect to any repayment of Swingline Loans with the proceeds of a borrowing of Revolving Credit Loans, or
(b) Two Hundred Eighty Million and 00/100 Dollars ($280,000,000.00) minus the aggregate principal amount of all Swingline Loans which remain outstanding after giving effect to any repayment of Swingline Loans with the proceeds of a borrowing of Revolving Credit Loans. During the Commitment Period and as long as no Default exists, Borrower may use the Revolving Credit Loan Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

            Subject to the terms and conditions of this Agreement (including the limitations on the availability of Eurodollar Rate Loans and including the termination of the Commitment as set forth in Section 9 hereof), the Revolving Credit Loans may from time to time be (i) Eurodollar Rate Loans, (ii) Prime Rate Loans, or (iii) a combination thereof, as determined by Borrower and notified to Agent in accordance with subsection 2.3 hereof, provided (a) that no Revolving Credit Loan shall be made as a Eurodollar Rate Loan after the day that is one month prior to the last day of the Commitment Period, and (b) that the maximum number of Tranches that may be outstanding at any one time as Revolving Credit Loans may not exceed eight in the aggregate.

            2.2 REVOLVING CREDIT NOTES. The Revolving Credit Loans made by Banks pursuant hereto shall be evidenced by promissory notes of Borrower, substantially in the form of Exhibit B attached hereto (each a "REVOLVING CREDIT NOTE" and collectively the "REVOLVING CREDIT NOTES"), payable to the order of the respective Bank and evidencing the obligation of Borrower to pay the aggregate unpaid principal amount of the Revolving Credit Loans made by such Bank, with interest thereon as prescribed in subsection 2.5 hereof. Each Bank is hereby authorized to record electronically or otherwise the date and amount of each Revolving Credit Loan disbursement made by such Bank, and the date and amount of each payment or prepayment of principal thereof, and any such recordation shall constitute PRIMA FACIE evidence of the accuracy of the information so recorded; provided, however, the failure of such Bank to make any such recordation(s) shall not affect the obligation of Borrower to repay outstanding principal, interest, or any other amount due hereunder or under the Revolving Credit Notes in accordance with the terms hereof and thereof. Each Revolving Credit Note shall (a) be dated as of the date hereof, (b) be stated to mature on the Maturity Date, which Maturity Date may be extended as provided in subsection 2.7 hereof, and (c) bear interest for the period from and including the date thereof on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum determined as provided in subsection 2.5 hereof. Interest on each Revolving Credit Note shall be payable as specified in subsection 2.5 hereof.

            2.3 PROCEDURE FOR BORROWING. Borrower may borrow under the Revolving Credit Loan Commitments (subject to the limitations on the availability of Eurodollar Rate Loans), during the Commitment Period, provided Borrower shall give Agent telephonic or written notice (the "NOTICE OF BORROWING"), which Notice of Borrowing must be received (a) prior to 12:00 Noon, Columbus, Ohio time, at least three Business Days prior to the requested Borrowing Date for that part of the requested borrowing that is to be Eurodollar Rate Loans, or (b) prior to 11:00 a.m., Columbus, Ohio time on or before the requested Borrowing Date for that part of the requested borrowing that is to be Prime Rate Loans which Notice of Borrowing, in the case of Prime Rate Loan(s), shall be irrevocable. Each Notice of Borrowing shall specify (i) the Borrowing Date (which shall be a Business Day), (ii) the amount of the requested borrowing,
(iii) whether the borrowing is to be of Eurodollar Rate Loans, Prime Rate Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Rate Loans, the amount of each Prime Rate Loan, if any, and the respective amounts of each such Eurodollar Rate Loan and the respective lengths of the initial Interest Periods therefor. Each borrowing pursuant to the Revolving Credit Loan Commitments shall be in the principal amount (a) in the case of Prime Rate Loans, of the lesser of (i) $1,000,000 or any larger amount which is an even multiple of $100,000, and (ii) the then undrawn Revolving Credit Loan Commitments, and (b) in the case of Eurodollar Rate Loans, of $10,000,000 or any larger amount which is an even multiple of $1,000,000 so long as the principal amount of the requested borrowing is less than the then undrawn Revolving Credit Loan Commitments.

            After the Borrower gives a Notice of Borrowing with respect to Eurodollar Rate Loans, Agent, by 10:00 a.m., Columbus, Ohio time, two Business Days prior to the requested Borrowing Date, shall advise the Borrower of the applicable interest rate(s) (which is the sum of the applicable Eurodollar Rate(s) and the Applicable Eurodollar Margin) for the Eurodollar Rate Loan(s) and Interest Period(s) requested in the Notice of Borrowing. Not more than two hours thereafter, the Borrower shall give Agent written irrevocable confirmation of whether or not the Borrower wants Eurodollar Rate Loan(s) on such Borrowing Date and, if so, the amount(s) and Interest Period(s) of such Eurodollar Rate Loan(s).

            If the Borrower's written confirmation is timely made, the Borrower shall be deemed to be requesting borrowing(s) of Eurodollar Rate Loan(s) in the amount(s) and for the Interest Period(s) stated in the confirmation. If the Borrower's confirmation is not timely made, the Borrower shall be deemed to have requested a borrowing entirely as a Prime Rate Loan in the aggregate amount and on the Borrowing Date specified in the Notice of Borrowing.

            By 2:00 p.m., Columbus, Ohio time, (a) with respect to any Prime Rate Loan, on the requested Borrowing Date and (b) with respect to any Eurodollar Rate Loan, two Business Days prior to the requested Borrowing Date, Agent shall give telephonic or written notice to each Bank of such request, specifying (i) the Borrowing Date (which shall be a Business Day), (ii) the amount of the requested borrowing, (iii) whether the borrowing is to be of Eurodollar Rate Loans, Prime Rate Loans or a combination thereof, and (iv) if the borrowing is to be entirely or partly of Eurodollar Rate Loans, the amount of each Prime Rate Loan, if any, and the respective amounts of each such Eurodollar Rate Loan, the applicable Eurodollar Rate for each such Eurodollar Rate Loan and the respective lengths of the initial Interest Periods therefor. Subject to satisfaction of the terms and conditions of this Agreement, each Bank shall deposit funds with Agent for the account of Borrower by 2:00 p.m. on the Borrowing Date by wire transfer or other immediately available funds equal to its Revolving Credit Loan Commitment Percentage of the Revolving Credit Loans to be made on the Borrowing Date. The Loan(s) will then be made available to Borrower by Agent crediting the account of Borrower on the books of Agent with the aggregate amounts made available to Agent by Banks, and in like funds as received by Agent. Unless the Agent shall have been notified by any Bank prior to the Borrowing Date that such Bank does not intend to make available to the Agent its portion of the Loan(s) to be made on such date, the Agent may assume that such Bank has made such amount available to the Agent on such Borrowing Date, and the Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank and the Agent has made available same to the Borrower, the Agent shall be entitled to recover such corresponding amount from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from the Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent, at a rate per annum equal to (x) if paid by such Bank, the Federal Funds Rate or (y) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with subsection 2.5 hereof, for the respective Loan(s). The provisions for conversion and continuation of the Loans are set forth in subsection 3.1 hereof.

            Each Bank may book its Loans at any Lending Installation selected by such Bank and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans and the Notes issued hereunder shall be deemed held by each Bank for the benefit of any such Lending Installation. Each Bank may, by written notice to the Agent and Borrower in accordance with subsection 11.2 hereof, designate replacement or additional Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made.

            2.4 REVOLVING CREDIT LOAN COMMITMENT FEE. Borrower agrees to pay to Agent for the benefit of each Bank a commitment fee for the Commitment Period, computed at the rate of 1/4 of 1 percent (1/4%) per annum on the average daily unused amount of each Bank's Revolving Credit Loan Commitment (for which purpose only, the aggregate principal amount of any Swingline Loans shall be deemed a utilization of Bank One's Revolving Credit Commitment) during the Commitment Period, payable quarterly in arrears and due on the last day of each March,

June, September and December and on the last day of the Commitment Period, commencing on the first of such dates to occur after the date hereof.

         2.5 INTEREST; DEFAULT INTEREST.

            (a) Except as provided in subsection 2.5(b) hereof, (i) the Revolving Credit Loans shall bear interest on the unpaid principal amount thereof at a rate per annum equal to (y) in the case of Prime Rate Loans, the Prime Rate in effect from time to time and (z) in the case of Eurodollar Rate Loans, if permitted hereunder at such time, the Eurodollar Rate determined for such day plus the Applicable Eurodollar Margin in effect for such day, and (ii) the Swingline Loans shall bear interest on the unpaid principal amount thereof at a rate per annum equal to the Prime Rate in effect from time to time.

            (b) If all or a portion of the principal amount of any of the Revolving Credit Loans made hereunder (whether as Prime Rate Loans or Eurodollar Rate Loans or a combination thereof) or the Swingline Loans shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), any such overdue principal amount and, to the extent permitted by applicable law, any overdue installment of interest on any Revolving Credit Loan or Swingline Loan shall, without limiting any other rights of Banks, bear interest at a rate per annum which is the sum of one percent (1.0%) plus the Prime Rate in effect from time to time from the date of such non-payment until paid in full (before, as well as after, judgment); provided, however, if all or any portion of any principal on any Revolving Credit Loan made as a Eurodollar Rate Loan hereunder shall not be paid when due and the then current Interest Period for such Eurodollar Rate Loan has not yet expired, the entire principal amount of such Eurodollar Rate Loan and, to the extent permitted by applicable law, any overdue installment of interest on such Eurodollar Rate Loan shall, without limiting any other rights of Banks, bear interest at a rate per annum which is the sum of one percent (1.0%) plus the applicable non-default interest rate (which is the sum of the applicable Eurodollar Rate and the Applicable Eurodollar Margin) on such Eurodollar Rate Loan then in effect from the date of such non-payment until the expiration of the then current Interest Period with respect to such Eurodollar Rate Loan (before, as well as after, judgment); thereafter, the entire principal amount of such Eurodollar Rate Loan and, to the extent permitted by applicable law, any overdue installment of interest on such Eurodollar Rate Loan shall, without limiting any other rights of Banks, bear interest at a rate per annum which is the sum of one percent (1.0%) plus the Prime Rate in effect from time to time until paid in full (before, as well as after, judgment).

            (c) Interest shall be payable in arrears and shall be due on each Interest Payment Date.

         2.6 TERMINATION OR REDUCTION OF COMMITMENT.

            (a) Borrower shall have the right to terminate the Commitment or, from time to time (and so long as no Default or Event of Default exists), reduce the amount of the Commitment, upon not less than five Business Days' written notice to each Bank specifying (i) either a reduction or termination and (ii) in the case of a reduction, whether any prepayment, if required by this Agreement, shall be of Prime Rate Loans, Eurodollar Rate Loans or a combination thereof, and, in each case if a combination thereof, the principal allocable to each.

            (b) Any reduction of the Commitment shall be in the amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof and shall reduce permanently the amount of the Commitment then in effect. Any such reduction shall be accompanied by (i) prepayment of the Revolving Credit Loans made hereunder to the extent, if any, that the amount of such Revolving Credit Loans then outstanding exceeds the amount of the Revolving Credit Loan Commitments, as then reduced, together with accrued interest on the amount so prepaid to the date of such prepayment, and (ii) if a Revolving Credit Loan is a Eurodollar Rate Loan that is prepaid other than at the end of the Interest Period applicable thereto, by any amounts payable pursuant to subsection 3.5 hereof, Indemnity. Any such reduction of the L/C Commitment, if the L/C Commitment is being reduced, shall be accompanied by either (A) return to Agent of the outstanding Standby L/Cs or (B) payment by Borrower to Agent of cash to fully collateralize outstanding Standby L/Cs, to the extent, if any, that the amount of such Standby L/Cs then outstanding exceeds the L/C Commitment portion of the Commitment as then reduced.

            (c) Any such termination of the Commitment shall be accompanied (i) by prepayment in full of the Revolving Credit Loans then outstanding hereunder, together with accrued interest thereon to the date of such prepayment, and the payment of any unpaid commitment fee then accrued hereunder; (ii) with respect to Standby L/Cs, by Borrower's compliance with the terms of subsection 2.14(b) hereof; and (iii) if a Revolving Credit Loan is a Eurodollar Rate Loan that is prepaid other than at the end of the Interest Period applicable thereto, by any amounts payable pursuant to subsection 3.5 hereof, Indemnity.

            (d) Any such reduction or termination of the Revolving Credit Loan Commitments and/or L/C Commitments portion(s) of the Commitment shall be allocated to each Bank ratably in proportion to that Bank's Revolving Credit Loan Commitment Percentage and/or L/C Commitment Percentage, as appropriate.

         2.7 MATURITY DATE OF COMMITMENT; EXTENSION. Unless earlier terminated pursuant to the terms of this Agreement, the Commitment shall terminate on the Maturity Date, and the unpaid balance of the Revolving Credit Loans outstanding shall be paid on the Maturity Date; provided, however, that once each year during each and every year of the Commitment Period (without regard to whether or not all Banks elected to extend the Commitment Period in any preceding year during the Commitment Period) all Banks shall make an election whether or not, in all Banks' sole discretion, to extend the Maturity Date by one year. If all Banks elect to extend the Maturity Date by one year, such election shall be made on or before September 30 of each year (or the first Business Day after September 30 if September 30 is not a Business Day) by written notice from Agent to Borrower. Each notice granting an extension shall be attached to each of the Notes and shall constitute an amendment extending the maturity date of each Note by one year. If all Banks do not unanimously elect to extend the Maturity Date by one year, Agent shall not be required to give notice to Borrower of such election not to extend. If Borrower has not received notice from Agent as stated herein that all Banks have elected to extend the Maturity Date by one year, the Maturity Date shall be deemed not to have been extended.

         2.8 COMPUTATION OF INTEREST AND FEES. Commitment fees on the Commitment and interest in respect of the Revolving Credit Loans shall be calculated on the basis of a 360 day year for the actual days elapsed. Any change in the interest rate on the Loans and the Notes resulting from a change in the Prime Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business of the day on which such change in the Prime Rate or the Eurocurrency Reserve Requirements shall become effective, without notice to Banks or Borrower. However, Agent shall give Borrower and Banks prompt notice of all changes in the Prime Rate or the Eurocurrency Reserve Requirements. Each determination of an interest rate by Agent pursuant to any provision of this Agreement shall be conclusive and binding on Banks and Borrower in the absence of manifest error.

         2.9 INCREASED COSTS. In the event that at any time after the date of this Agreement any law, rule or regulation regarding capital adequacy, or any change therein or in the interpretation or application thereof or compliance by any Bank (including Agent) with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or other Governmental Authority, agency or instrumentality, does or shall have, in the opinion of such Bank, the effect of reducing the rate of return on the capital of such Bank or any corporation controlling such Bank as a consequence of such Bank's obligations hereunder to a level below that which such Bank or any corporation controlling such Bank could have achieved but for its adoption, change or compliance (taking into account such Bank's or such corporation's policies, as the case may be, with respect to capital adequacy) by an amount deemed by such Bank to be material, then, from time to time, after submission by such Bank to Borrower of a written request therefor, Borrower shall pay to such Bank an additional amount or amounts as will compensate such Bank or such corporation, as the case may be, for such reduction. Such Bank's written request to Borrower for compensation shall set forth in reasonable detail the computation of any additional amounts payable to such Bank by Borrower, and such request and computation shall be conclusive in the absence of manifest error. This provision shall remain in full force and effect, with respect to the Revolving Credit Loans until the later of (a) the termination of this Agreement or (b) the payment in full of all Notes (provided that before accepting final payment on the Notes, Bank shall calculate any amounts due in accordance with this subsection 2.9 and give notice to Borrower of such amounts as stated herein, and Borrower shall include such amounts in Borrower's final payment). This provision shall survive the termination of all Standby L/Cs and, with respect to Standby L/Cs, shall remain in full force and effect until there is no existing or future obligation of Agent or any L/C Participant under any Standby L/C. The provisions of this subsection 2.9 shall be supplemented by the provisions of Section 3 hereof.

         2.10 USE OF PROCEEDS. The proceeds of the initial Revolving Credit Loans made hereunder shall be used by Borrower to pay in full the obligations outstanding on the Revolving Credit Loans (as defined in the Existing Credit Agreement), under the Existing Credit Agreement. Upon Borrower's irrevocable payment in full of the obligations outstanding under the Existing Credit Agreement (other than Standby L/Cs that remain in existence), each of the Banks party thereto shall cancel the Existing Credit Agreement (except for Standby L/Cs that remain in existence and all reimbursement agreements related to such Standby L/Cs) and all promissory notes and guaranties executed pursuant to the Existing Credit Agreement. Thereafter, the proceeds of the Revolving Credit Loans made hereunder shall be used by Borrower for lawful purposes in Borrower's business.

         2.11 PRO RATA TREATMENT AND PAYMENTS.

            (a) Each borrowing by Borrower from Banks hereunder, each payment (including each prepayment) by Borrower on account of principal of and interest on the Revolving Credit Loans, each payment by Borrower on account of any commitment fee hereunder and any reduction of the Revolving Credit Loan Commitments and/or the L/C Commitments shall be made pro rata according to the respective Revolving Credit Loan Commitment Percentage and/or L/C Commitment Percentage, as appropriate, then held by Banks. All payments (including prepayments) to be made by Borrower hereunder and under the Notes, whether on account of principal, interest, fees or otherwise, shall be made without set-off or counterclaim and shall be made prior to 12:00 Noon, Columbus, Ohio time, on the due date thereof to Agent, for the account of Banks, at Agent's 100 East Broad Street office in Columbus, Ohio, in Dollars and in immediately available funds. Agent shall distribute such payments to Banks promptly upon receipt in like funds as received. If the Agent does not promptly distribute such payments to Banks, each Bank shall be entitled to recover from Agent interest on such corresponding amount in respect of each day from the date such payments were required to be distributed to such Bank to the date such corresponding amount is actually delivered to such Bank by Agent, at a rate per annum equal to the Federal Funds Rate. If any payment hereunder on a Prime Rate Loan becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment hereunder on a Eurodollar Rate Loan becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day (and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

         2.12 SWINGLINE LOANS.

            (a) Subject to the terms and conditions of this Agreement, Bank One in its individual capacity agrees to make at any time and from time to time after the initial Borrowing Date and prior to the Swingline Expiry Date swingline loans to Borrower ("Swingline Loans"), which Swingline Loans (i) shall be made and maintained as Prime Rate Loans, (ii) shall be denominated in U.S. Dollars, (iii) may be repaid and reborrowed in accordance with the provisions hereof, (iv) shall not exceed in aggregate principal amount at any one time outstanding, when combined with the aggregate principal amount of all Revolving Credit Loans then outstanding, the Revolving Credit Loan Commitments and (v) shall not exceed in aggregate principal amount at any time outstanding the lesser of (y) the Borrowing Base (determined as of the most recent month end or, if Borrower elects to provide an interim Borrowing Base Certificate pursuant to subsection 6.4 hereof, as of the date stated in such Borrowing Base Certificate) minus the sum of (1) the aggregate principal amount of undrawn and drawn Standby L/Cs, exclusive of the amount of Standby L/Cs issued for the purpose of satisfying bonding requirements, then outstanding, (2) the aggregate principal amount of undrawn and drawn Guaranteed HNB Joint Ventures Letters of Credit, exclusive of the amount of Guaranteed HNB Joint Ventures Letters of Credit issued for the purpose of satisfying bonding requirements, then outstanding, and
(3) the aggregate principal amount of all Revolving Credit Loans then outstanding, or (z) the Maximum Swingline Amount. Bank One will not make a Swingline Loan after it has received written notice from Borrower or the Required Banks stating that a Default or an Event of Default exists until such time as Bank One shall have received a written notice of (i) rescission of such notice from the party or parties originally delivering the same or (ii) a waiver of such Default or Event of Default, as required by the Credit Agreement.

            (b) Borrower shall give Bank One irrevocable telephonic or written notice prior to 3:00 p.m., Columbus, Ohio time on the requested Borrowing Date specifying the amount of the requested Swingline Loan which shall be in a minimum amount of $100,000 or whole multiples of $10,000 in excess thereof. The Swingline Loans will then be made available to Borrower by Bank One by crediting the account of Borrower on the books of Bank One.

            (c) The Swingline Loans shall be evidenced by a promissory note of Borrower, substantially in the form of Exhibit C attached hereto, (the "SWINGLINE NOTE"), payable to the order of Bank One and evidencing the obligation of Borrower to pay the aggregate unpaid principal amount of the Swingline Loans made by Bank One with interest thereon as prescribed in subsection 2.5 hereof. Bank One is hereby authorized to record electronically or otherwise the date and amount of each Swingline Loan, and the date and amount of each payment or prepayment of principal thereof, and any such recordation shall constitute PRIMA FACIE evidence of the accuracy of the information so recorded, provided, however, the failure of Bank One to make any such recordation(s) shall not affect the obligation of Borrower to repay outstanding principal, interest, or any other amount due hereunder or under the Swingline Note in accordance with the terms hereof and thereof. The Swingline Note shall (i) be dated as of the date hereof, (ii) be stated to mature on the Swingline Expiry Date, and (iii) bear interest for the period from and including the date thereof on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum determined as provided in subsection 2.5 hereof. Interest on each Swingline Note shall be payable as specified in subsection 2.5 hereof.

            (d) Bank One, at any time and in its sole and absolute discretion, may, on behalf of Borrower (which hereby irrevocably directs Bank One to act on Borrower's behalf), request each Bank, including Bank One, to make a Revolving Credit Loan (each, a "Mandatory Borrowing") in an amount equal to such Bank's Revolving Credit Loan Commitment Percentage of the amount of the Swingline Loans (provided that each such request shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 9 or upon the exercise of any of the remedies provided in the last paragraph of
Section 9), in which case each Bank shall make the proceeds of its Revolving Credit Loan available to Bank One on the immediately succeeding Business Day PRO RATA based on each Bank's Revolving Credit Loan Commitment Percentage, and the proceeds thereof shall be applied directly to repay Bank One for such outstanding Swingline Loans. Each Bank hereby irrevocably agrees to make Prime Rate Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified by Bank One notwithstanding (i) that the amount of the Mandatory Borrowing may not comply with the minimum borrowing amount otherwise required hereunder, (ii) whether any conditions specified in Section 5 are then satisfied, (iii) whether a Default or an Event of Default has occurred and is continuing, (iv) the date of such Mandatory Borrowing, (v) any reduction in the Revolving Credit Commitments after any such Swingline Loans were made, (vi) Borrower's compliance with Borrowing Base requirements, (vii) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against Bank One, Borrower or any other Person for any reason whatsoever, or
(viii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code in respect of Borrower), each Bank (other than Bank One) hereby agrees that it shall forthwith purchase from Bank One (without recourse or warranty) such assignment of the outstanding Swingline Loans as shall be necessary to cause the Banks to share in such Swingline Loans ratably based upon their respective Revolving Credit Loan Commitment Percentages, provided that all interest payable on the Swingline Loans shall be for the account of Bank One until the date the Mandatory Borrowing is made, and, to the extent attributable to the Mandatory Borrowing, shall be payable to the Bank making such Mandatory Borrowing from and after the date such Mandatory Borrowing is made.

            (e) Whenever, at any time after Bank One has received from any Bank such Bank's assigned interest in a Swingline Loan and Bank One receives any payment on account thereof, Bank One will distribute to such Bank its assigned interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Bank's assigned interest was outstanding and funded); provided, however, that in the event that such payment received by Bank One is required to be returned, such Bank will return to Bank One any portion thereof previously distributed by Bank One to it.

         2.13 THE STANDBY L/CS. So long as no Default or Event of Default exists, Agent agrees to issue Standby L/Cs, pursuant to the terms and conditions hereof, provided that the aggregate of the undrawn and drawn amounts of the Standby L/Cs at any one time outstanding, including the amount of Standby L/Cs issued for the purpose of satisfying bonding requirements, shall not exceed Thirty Five Million and 00/100 Dollars ($35,000,000), of which the amount of Standby L/Cs issued for purposes other than satisfying bonding requirements shall not exceed the lesser of (x) (i) the Borrowing Base (determined as of the most recent month end or, if Borrower elects to provide an interim Borrowing Base Certificate pursuant to subsection 6.4 hereof, as of the date stated in such Borrowing Base Certificate) minus (ii) the sum of (A) the aggregate principal amount of Revolving Credit Loans then outstanding, (B) the aggregate principal amount of Swingline Loans then outstanding, and (C) the aggregate principal amount of undrawn and drawn Guaranteed HNB Joint Ventures Letters of Credit, exclusive of the amount of Guaranteed HNB Joint Ventures Letters of Credit issued for the purpose of satisfying bonding requirements then outstanding, or (y) seven and one-half percent (7.5%) of Adjusted Consolidated Tangible Net Worth.

         2.14 ISSUANCE OF STANDBY L/CS.

            (a) Borrower may request Agent to issue a Standby L/C by delivering to Agent, no later than 11:00 a.m. two Business Days prior to the date on which issuance of the Standby L/C is requested by Borrower, a standby letter of credit application and reimbursement agreement in Agent's then customary form (the "STANDBY L/C APPLICATION") completed to the satisfaction of Agent, together with the proposed form of such letter of credit (which shall comply with the applicable requirements of subsection 2.14(b) below) and such other certificates, documents and other papers and information as Agent may reasonably request.

            (b) Each Standby L/C issued hereunder shall, among other things, (i) be in such form requested by Borrower as shall be acceptable to Agent in its sole discretion, and (ii) have an expiry date occurring not later than three years after such Standby L/C's date of issuance. If the Commitment is terminated (whether by acceleration, demand, or otherwise), then, not later than simultaneously with such termination, all outstanding Standby L/Cs shall be returned to Agent or Borrower shall provide cash to Agent to fully collateralize all outstanding Standby L/Cs. Each Standby L/C Application and each Standby L/C shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of Ohio.

         2.15 PROCEDURE FOR OPENING STANDBY L/CS. Upon receipt of any Standby L/C Application from Borrower, Agent will process such Standby L/C Application, and the other certificates, documents and other papers delivered to Agent in connection therewith, in accordance with its customary procedures and send a copy thereof to each L/C Participant, and, upon satisfaction of all conditions contained in this Agreement, shall promptly open such Standby L/C by issuing the original of such Standby L/C to the beneficiary thereof and by furnishing a copy thereof to Borrower.

         2.16 STANDBY L/C PARTICIPATIONS.

            (a) Agent irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce such Agent to issue Standby L/Cs hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from Agent, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk, an undivided interest equal to such L/C Participant's L/C Commitment Percentage in Agent's obligations and rights under each Standby L/C and the amount of each draft paid by Agent. Each L/C Participant's obligations as set forth in the immediately preceding sentence shall be limited to the term of this Agreement, subject to the condition that each L/C Participant unconditionally and irrevocably agrees with Agent that, if a draft is paid at any time (whether during or after the term of this Agreement) under any Standby L/C issued prior to the end of the term of this Agreement for which Agent is not reimbursed in full by Borrower (including failure by Borrower to provide cash collateral as provided in subsection 2.14(b) hereof) at any time in accordance with the terms of this Agreement or for which Agent is required at any time to return any portion of such reimbursement (whether because of Borrower's bankruptcy or otherwise), such L/C Participant shall pay to Agent upon demand at Agent's address for notices specified herein an amount equal to such L/C Participant's L/C Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed or which Agent is required to return.

            (b) If any amount required to be paid by any L/C Participant to Agent in respect of any unreimbursed portion of any payment made by Agent under any Standby L/C is not paid to Agent on the date such payment is due but is paid within three Business Days after such payment is due, such L/C Participant shall pay to Agent on demand an amount equal to the product of (i) such amount, multiplied by (ii) the daily average Federal Funds Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to Agent, multiplied by (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to this subsection 2.16 is not paid to Agent by such L/C Participant within three Business Days after the date such payment is due, Agent shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from the fourth Business Day after such due date until paid at the rate per annum applicable to Loans made as Prime Rate Loans hereunder. A certificate of Agent submitted to any L/C Participant with respect to any amounts owing under this subsection 2.16 shall be conclusive in the absence of manifest error.

            (c) Whenever, at any time after Agent has made payment under any Standby L/C and has received from any L/C Participant its pro rata share of such payment, Agent receives any payment related to such Standby L/C (whether directly from Borrower or otherwise, including proceeds of collateral applied thereto by Agent), or any payment of interest on account thereof, Agent will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by Agent shall be required to be returned by Agent, such L/C Participant shall return to Agent the portion thereof previously distributed by Agent to it.

         2.17 PAYMENTS. Borrower agrees (a) to reimburse Agent, for the pro rata benefit of the L/C Participants in accordance with each L/C Participant's respective L/C Commitment Percentage, forthwith upon its demand and otherwise in accordance with the terms of the Standby L/C Application relating thereto, for any expenditure or payment made by Agent or L/C Participants under any Standby L/C, and (b) to pay interest on any unreimbursed portion of any such payments from the date of such payment until reimbursement in full thereof at a rate per annum equal to (i) prior to the date which is (A) one Business Day after the day on which Agent demands reimbursement from Borrower for such payment if such demand is made prior to 11:00 a.m., Columbus, Ohio time or (B) two Business Days after the day on which Agent demands reimbursement if such demand is made at or after 11:00 a.m. Columbus, Ohio time, the rate which would then be payable on any outstanding Loan made as a Prime Rate Loan which is not in default, and (ii) thereafter, the rate which would then be payable on any outstanding Loan made as a Prime Rate Loan which is in default.

         2.18 STANDBY L/C FEES. In lieu of any letter of credit commissions and fees provided for in any Standby L/C Application (other than standard issuance, amendment and negotiation fees), Borrower agrees to pay Agent, for the pro rata benefit of the L/C Participants according to each L/C Participant's respective L/C Commitment Percentage, with respect to each Standby L/C, a Standby L/C fee (which shall be refundable on a pro rata basis to the extent (i) such Standby L/C is cancelled prior to its expiry date or (ii) the face amount of such Standby L/C is reduced from time to time) equal to and payable in accordance with one of the following options selected by Borrower with respect to each Standby L/C: (a) one percent (1%) per annum on the face amount of each Standby L/C, payable in advance not later than the date of issuance thereof; or (b) one and one-quarter percent (1 1/4%) per annum on the face amount of the Standby L/C, payable in advance on the first day of each January, April, July and October, beginning on the first of such dates to occur after the date of issuance of the Standby L/C, occurring prior to the expiry date of the Standby L/C. In addition, Agent shall charge and retain for its own account, and Borrower agrees to pay, Agent's usual and customary charges with respect to the issuance and administration of the Standby L/C.

         2.19 LETTER OF CREDIT RESERVES. If any change in any law or regulation or in the interpretation or application thereof by any court or other governmental authority charged with the administration thereof shall either (a) impose, modify, deem or make applicable any reserve, special deposit, assessment or similar requirement against letters of credit issued by Agent, or (b) impose on Agent or any L/C Participant any other condition regarding this Agreement or any Standby L/C, and the result of any event referred to in clause (a) or (b) above shall be to increase the cost to Agent or any L/C Participant of issuing or maintaining any Standby L/C (which increase in cost shall be the result of Agent's or any L/C Participant's reasonable allocation of the aggregate of such cost increases resulting from such events), then, upon demand by Agent or any L/C Participant, Borrower shall immediately pay to Agent, for the pro rata benefit of such L/C Participant(s), from time to time as specified by Agent or such L/C Participant(s), additional amounts which shall be sufficient to compensate Agent or such L/C Participant(s) for such increased cost, together with interest on each such amount from the date demanded until payment in full thereof at a rate per annum equal to the then applicable interest rate on the Revolving Credit Loans made as Prime Rate Loans. A certificate as to such increased cost incurred by Agent or such L/C Participant(s), submitted by Agent or such L/C Participant(s) to Borrower, shall be conclusive, absent manifest error, as to the amount thereof. This provision shall survive the termination of this Agreement and shall remain in full force and effect until there is no existing or future obligation of Agent or any L/C Participant under any Standby L/C.

         2.20 FURTHER ASSURANCES. Borrower hereby agrees to do and perform any and all acts and to execute any and all further instruments reasonably requested by Agent more fully to effect the purposes of this Agreement and the issuance of Standby L/Cs hereunder, and further agrees to execute any and all instruments reasonably requested by Agent in connection with the obtaining and/or maintaining of any insurance coverage applicable to any Standby L/C.

         2.21 OBLIGATIONS ABSOLUTE. The contingent reimbursement obligations and the Reimbursement Obligations of Borrower with respect to Standby L/Cs under this Agreement shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including without limitation the following:

            (a) the existence of any claim, set-off, defense or other right which Borrower may have at any time against any beneficiary, or any transferee, of any Standby L/C (or any Persons for whom any such beneficiary or any such transferee may be acting), Agent, or any other Person, whether in connection with this Agreement, the transaction contemplated herein, or any unrelated transaction;

            (b) any statement or any other document presented under any Standby L/C proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (c) payment by Agent under any Standby L/C against presentation of a draft or certificate which does not comply with the terms of such Standby L/C provided that Agent has made such payment to the beneficiary set forth on the face of such Standby L/C; or

            (d) any other circumstances or happening whatsoever, whether or not similar to any of the foregoing.

         2.22 EXISTING STANDBY L/CS; L/C PARTICIPATIONS. Attached hereto as
Schedule 2 is a list of all Standby L/Cs previously issued by Bank One or HNB for the account of Borrower that are outstanding and will remain in place as of the first Borrowing Date ("Existing Standby L/Cs"). The amount of the Existing Standby L/Cs shall be deemed to be included in the aggregate amount of Standby L/Cs outstanding as of the first Borrowing Date for purposes of subsection 2.13 hereof. Where appropriate, in any provision in subsections 2.16 through 2.21 hereof that provides for Borrower to make payment to Agent or that grants other rights to Agent with respect to Standby L/Cs, or that provides for the purchase by L/C Participants of an interest in Standby L/Cs, the words "Bank One or HNB, as appropriate" shall be substituted for "Agent" with respect to Existing Standby L/Cs. Not later than the first Borrowing Date, each L/C Participant shall enter into a letter agreement in substantially the form of Exhibit I attached hereto whereby (a) each L/C Participant shall purchase or sell, as appropriate, participations in each Existing Standby L/C in such amounts to make each L/C Participant's respective percentage interest in each Existing Standby L/C equal to such L/C Participant's L/C Commitment Percentage and (b) each L/C Participant shall share in the fees paid and earned beginning as of the first Borrowing Date (including that portion of fees paid prior to the first Borrowing Date that have not been earned as of the first Borrowing Date), and shall pay to Bank One or HNB, as appropriate, for the account of Borrower such L/C Participant's respective L/C Commitment Percentage of the refund (as provided in subsection 2.18 hereof) of any fees for any Existing Standby L/C that is terminated early or reduced in amount and for which a fee has been allocated in accordance with such letter agreement.

                SECTION 3. GENERAL PROVISIONS APPLICABLE TO LOANS

         3.1 CONVERSION AND CONTINUATION OPTIONS.

            (a) Borrower may elect from time to time to convert outstanding Revolving Credit Loans from Eurodollar Rate Loans to Prime Rate Loans by giving the Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Rate Loans may only be made on the last day of an Interest Period with respect thereto. Subject to the limitations on the availability of Eurodollar Rate Loans, Borrower may elect from time to time to convert outstanding Revolving Credit Loans from Prime Rate Loans to Eurodollar Rate Loans by giving the Agent telephonic or written notice (the "NOTICE OF CONVERSION"), which Notice of Conversion must be received prior to 12:00 Noon, Columbus, Ohio time, at least three Business Days prior to the requested date for the conversion, which Notice of Conversion shall specify (i) the date for the conversion; (ii) the aggregate amount of

Prime Rate Loans to be converted; and (iii) for each such Prime Rate Loan to be converted to a Eurodollar Rate Loan, the respective amount and the respective length of the initial Interest Period. Each conversion from Prime Rate Loans to Eurodollar Rate Loans shall be in the principal amount of $10,000,000 or any larger amount which is an even multiple of $1,000,000. After Borrower gives a Notice of Conversion from Prime Rate Loans to Eurodollar Rate Loans, Agent, by 10:00 a.m., Columbus, Ohio time, two Business Days prior to the requested date for the conversion, shall advise Borrower of the applicable interest rate(s) (which is the sum of the applicable Eurodollar Rate(s) and the Applicable Eurodollar Margin) for the Eurodollar Rate Loan(s) and Interest Period(s) requested in the Notice of Conversion. Not more than two hours thereafter, Borrower shall give Agent written irrevocable confirmation of whether or not Borrower wants to convert the Prime Rate Loans to Eurodollar Rate Loan(s) on such requested date and, if so, the amount and the Interest Period for each such Eurodollar Rate Loan. If Borrower's confirmation is not timely made, Borrower shall be deemed to have withdrawn Borrower's Notice of Conversion and the Prime Rate Loans that were the subject of such Notice of Conversion shall continue as Prime Rate Loans. If Borrower's written confirmation is timely made, Borrower shall be deemed to be requesting a conversion from Prime Rate Loans to Eurodollar Rate Loan(s) in the amount(s) and for the Interest Period(s) stated in the confirmation. By 2:00 p.m., Columbus, Ohio time, two Business Days prior to the requested Borrowing Date, Agent shall give telephonic or written notice to each Bank of Borrower's request for conversion, specifying (i) the date for the conversion; (ii) the aggregate amount of Prime Rate Loans to be converted; and (iii) for each such Prime Rate Loan to be converted to a Eurodollar Rate Loan, the respective amount, the respective Eurodollar Rate, and the respective length of the initial Interest Period applicable thereto. All or any part of outstanding Eurodollar Rate Loans and Prime Rate Loans may be converted as provided herein, provided that (i) (unless the Required Banks otherwise consent) no Prime Rate Loan may be converted into a Eurodollar Rate Loan when any Default or Event of Default has occurred and is continuing and (ii) no Prime Rate Loan may be converted into a Eurodollar Rate Loan after the date that is one month prior to the last day of the Commitment Period.

            (b) Subject to the limitations on the availability of Eurodollar Rate Loans, any Eurodollar Rate Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by Borrower giving Agent telephonic or written notice, which notice must be received prior to 12:00 Noon, Columbus, Ohio time, at least three Business Days prior to such last day of the then current Interest Period, and which notice shall specify the amount of the Eurodollar Rate Loans to be continued as such and the respective amount and the respective length of the Interest Period for each Eurodollar Rate Loan. After Borrower gives such notice, Agent, by 10:00 a.m. two Business Days prior to the end of the Interest Period, shall advise Borrower of the applicable interest rate(s) (which is the sum of the applicable Eurodollar Rate(s) and the Applicable Eurodollar Margin) for the Eurodollar Rate Loan(s) and Interest Period(s) requested in such notice. Not more than two hours thereafter, Borrower shall give Agent written irrevocable confirmation of whether or not Borrower wants to continue the Eurodollar Rate Loan(s) as such and, if so, the amount and the Interest Period for each such Eurodollar Rate Loan. If Borrower's confirmation is not timely made, Borrower shall be deemed to have withdrawn Borrower's notice for a continuation and the Eurodollar Rate Loans that were the subject of such request shall convert automatically to a Prime Rate Loan upon the expiration of the then current Interest Period. If Borrower's written confirmation is timely made, Borrower shall be deemed to be requesting a continuation of the Eurodollar Rate Loan(s) in the amount(s) and for the Interest Period(s) stated in such notice. Agent shall give prompt telephonic or written notice to each Bank of such request for continuation, specifying the aggregate amount of the Eurodollar Rate Loans to be continued as such and, for each such Eurodollar Rate Loan to be continued, the respective amount, the respective Eurodollar Rate, and the respective length of the Interest Period applicable thereto. All or any part of outstanding Eurodollar Rate Loans may be continued as provided herein, provided that (i) (unless the Required Banks otherwise consent) no Eurodollar Rate Loan may be continued when any Default or Event of Default has occurred and is continuing and (ii) no Eurodollar Rate Loan may be continued as a Eurodollar Rate Loan after the date that is one month prior to the last day of the Commitment Period.

            3.2 INABILITY TO DETERMINE INTEREST RATE. If prior to the first day of any Interest Period, the Agent or the Required Banks shall have determined (which determination shall be conclusive and binding upon Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, the Agent shall give telecopy, telephonic or written notice thereof to Borrower and the Banks as soon as practicable thereafter. If such notice is given (x) any Eurodollar Rate Loans requested to be made on the first day of such Interest Period shall be made as Prime Rate Loans and (y) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Rate Loans shall be converted to or continued as Prime Rate Loans. Until such notice has been withdrawn by the Agent, no further Eurodollar Rate Loans shall be made or continued as such, nor shall Borrower have the right to convert Prime Rate Loans to Eurodollar Rate Loans.

            3.3 ILLEGALITY; IMPRACTICABILITY. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful, or if compliance by any Bank or its applicable lending office, branch or any affiliate thereof with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority occurring after the date hereof (or, if later, the date on which such Bank becomes a Bank pursuant to any permitted assignment) shall make it impracticable, for any Bank, or its applicable lending office, branch or any affiliate thereof, to make or maintain Eurodollar Rate Loans as contemplated by this Agreement, (a) such Bank shall promptly give written notice of such circumstances to Borrower and the Agent (which notice shall be withdrawn whenever such circumstances no longer exist),
(b) the commitment of such Bank hereunder to make Eurodollar Rate Loans, continue Eurodollar Rate Loans as such and convert Prime Rate Loans to Eurodollar Rate Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Bank to make or maintain Eurodollar Rate Loans, such Bank shall then have a commitment only to make a Prime Rate Loan when a Eurodollar Rate Loan is requested and (c) such Bank's Loans then outstanding as Eurodollar Rate

Loans, if any, shall be converted automatically to Prime Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Rate Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, Borrower shall pay to such Bank such amounts, if any, as may be required pursuant to subsection 3.5 hereof, Indemnity.

            3.4 REQUIREMENTS OF LAW. If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Bank, or its applicable lending office, branch or any affiliate thereof, or compliance by any Bank, or its applicable lending office, branch or any affiliate thereof, with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the date hereof (or, if later, the date on which such Bank becomes a Bank pursuant to any permitted assignment):

                (a) shall subject such Bank, or its applicable lending office, branch or any affiliate thereof, to any tax of any kind whatsoever with respect to any Eurodollar Rate Loans made by it or its obligation to make Eurodollar Rate Loans, or change the basis of taxation of payments to such Bank in respect thereof and changes in taxes measured by or imposed upon the overall net income, or franchise taxes, or taxes measured by or imposed upon overall capital or net worth, or branch taxes (in the case of such capital, net worth or branch taxes, imposed in lieu of such net income tax), of such Bank or its applicable lending office, branch, or any affiliate thereof;

                (b) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Bank which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                (c) shall impose on such Bank, or its applicable lending office, branch or any affiliate thereof, any other condition;

and the result of any of the foregoing is to increase the cost to such Bank, by an amount which such Bank, or its applicable lending office, branch or any affiliate thereof, deems to be material, of making, converting into, continuing or maintaining Eurodollar Rate Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to Borrower from such Bank, through the Agent, in accordance herewith, Borrower shall promptly pay such Bank, upon its demand, any additional amounts necessary to compensate such Bank for such increased cost or reduced amount receivable; in addition, in any such case, Borrower may elect to convert the Eurodollar Rate Loans made by such Bank hereunder to Prime Rate Loans by giving the Agent at least one Business Day's notice of such election, in which case Borrower shall promptly pay to such Bank, upon demand, without duplication, such amounts, if any, as may be required pursuant to subsection 3.5 hereof. If any Bank becomes entitled to claim any additional amounts pursuant to this subsection, it shall provide prompt notice thereof to Borrower, through the Agent, certifying (x) that one of the events described in this paragraph (a) has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount receivable hereunder resulting from such event and (z) as to the additional amount demanded by such Bank and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this subsection submitted by such Bank, through the Agent, to Borrower shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

            3.5 INDEMNITY. Borrower agrees to indemnify each Bank and to hold each Bank harmless from any loss or expense which such Bank may sustain or incur (other than through such Bank's gross negligence or willful misconduct) as a consequence of (a) default by Borrower in making a borrowing of, conversion into or continuation of Eurodollar Rate Loans after Borrower has given Agent written irrevocable confirmation that Borrower wants such Eurodollar Rate Loans in accordance with subsection 2.3 or subsection 3.1 hereof, as appropriate, of this Agreement, (b) default by Borrower in making any prepayment or conversion of a Eurodollar Rate Loan after Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Rate Loans on a day which is not the last day of an Interest Period with respect thereto (whether by acceleration, demand or otherwise). Such indemnification may include, without limitation, an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or converted, or not so borrowed, converted or continued, for the period from the date of such prepayment or conversion or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Rate Loans provided for herein over (ii) the amount of interest (as reasonably determined by such Bank) which would have accrued to such Bank on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                SECTION 4. REPRESENTATIONS AND WARRANTIES

            In order to induce Banks and Agent to enter into this Agreement and to make the Revolving Credit Loans and Swingline Loans and to issue the Standby L/Cs herein provided for, Borrower hereby covenants, represents and warrants to each Bank and to Agent that on the date hereof:

            4.1 FINANCIAL STATEMENTS. Borrower has heretofore furnished to each Bank (a) the consolidated balance sheet of Borrower and Borrower's Subsidiaries as of December 31, 1999, and the related consolidated statements of income, of stockholders' equity and of cash flows for the fiscal year of Borrower then ended, certified by an independent public accountant of recognized national standing and (b) the consolidated unaudited balance sheet and income statement of Borrower and Borrower's Subsidiaries as of June 30, 2000. Each of the foregoing financial statements fairly presents the financial condition of Borrower and Borrower's Subsidiaries as of the date thereof and the results of the operations of Borrower and Borrower's Subsidiaries for the period then ended (subject, in the case of the June 30, 2000 statements, to year-end audit adjustments) and, from the respective dates of the foregoing financial statements to the date hereof, there has been no material adverse change in such condition.

            4.2 CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Each of Borrower and Borrower's Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, formation or organization, as appropriate, (b) has the requisite power and authority to conduct the business in which it is currently engaged, (c) is qualified as a foreign entity to do business under the laws of any jurisdiction where the failure to so qualify would have a material adverse effect on the business of Borrower and Borrower's Subsidiaries taken as a whole, and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, have a material adverse effect on the business, operations, property or financial or other condition of Borrower and Borrower's Subsidiaries taken as a whole and would not materially adversely affect the ability of Borrower to perform Borrower's obligations under this Agreement and the Notes.

            4.3 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. Borrower has the corporate power and authority to make, deliver and perform this Agreement and the Notes and to borrow hereunder, and has taken all corporate action necessary to be taken by it to authorize (a) the borrowings on the terms and conditions of this Agreement and the Notes, and (b) the execution, delivery and performance of this Agreement and the Notes. No consent, waiver or authorization of, or filing with any Person (including without limitation any Governmental Authority) is required to be made or obtained by Borrower in connection with the borrowings hereunder or the execution, delivery, performance, validity or enforceability of this Agreement and the Notes. This Agreement has been, and each Note will be, duly executed and delivered on behalf of Borrower and this Agreement constitutes, and each Note when executed and delivered hereunder will constitute, a legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, subject to the effect, if any, of bankruptcy, insolvency, reorganization, arrangement or other similar laws relating to or affecting the rights of creditors generally and the limitations, if any, imposed by the general principles of equity and public policy.

            4.4 NO LEGAL BAR. The execution, delivery and performance of this Agreement and the Notes, the borrowings hereunder and the use of the proceeds thereof do not and will not violate any Requirement of Law or Contractual Obligation (including, without limitation, the BankBoston Agreement) of Borrower or any of Borrower's Subsidiaries and do not and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any Requirement of Law or Contractual Obligation.

            4.5 NO MATERIAL LITIGATION. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best knowledge of Borrower, threatened by or against Borrower or any of Borrower's Subsidiaries or against any of their respective properties or revenues (a) with respect to this Agreement or the Notes or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a material adverse effect on the business, operations, property or financial or other condition of Borrower and Borrower's Subsidiaries taken as a whole.

            4.6 REGULATION U. Neither Borrower nor any of Borrower's Subsidiaries is engaged, nor will either of them engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any loans hereunder will be used for "purchasing" or "carrying" "margin stock" as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of the Regulations of such Board of Governors. If requested by Agent, Borrower and each of Borrower's Subsidiaries will furnish to Agent a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation U to the foregoing effect.

            4.7 INVESTMENT COMPANY ACT. Neither Borrower nor any of Borrower's Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

            4.8 ERISA. Borrower and Borrower's Subsidiaries are in compliance in all material respects with ERISA. There has been no Reportable Event with respect to any Plan. There has been no institution of proceedings or any other action by PBGC or Borrower or any Commonly Controlled Entity to terminate or withdraw or partially withdraw from any Plan under any circumstances which could lead to material liabilities to PBGC or, with respect to a Multiemployer Plan, the Reorganization or Insolvency (as each such term is defined in ERISA) of the Plan.

            4.9 DISCLOSURE. No representations or warranties made by Borrower in this Agreement or in any other document furnished from time to time in connection herewith (as such other documents may be supplemented from time to time) contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein not misleading.

            4.10 SUBSIDIARY INFORMATION. Schedule 3 attached hereto contains the name, principal place of business, all other places of business and percentage of ownership of all of the Subsidiaries of Borrower.

            4.11 M/I ANCILLARY BUSINESSES INFORMATION. Schedule 4 attached hereto contains the name, principal place of business, all other places of business and percentage of ownership of all of the M/I Ancillary Businesses.

            4.12 SCHEDULES. Each of the Schedules to this Agreement contains true, complete and correct information in all material respects.

            4.13 ENVIRONMENT. Borrower and Borrower's Subsidiaries have been issued and will maintain all required federal, state, and local permits, licenses, certificates and approvals relating to (1) emissions; (2) discharges to service water or groundwater; (3) noise emissions; (4) solid or liquid waste disposal; (5) the use, generation, storage, transportation or disposal of toxic or hazardous substances or hazardous wastes; or (6) other environmental, health or safety matters, except to the extent the failure to have any such permit, license, certificate or approval would not have a material adverse effect on Borrower's consolidated operations, business or financial condition. Neither Borrower nor any of Borrower's Subsidiaries have received notice of, or has actual knowledge of any material violations of any federal, state or local environmental, health or safety laws, codes or ordinances or any rules or regulations promulgated thereunder. Except in accordance with a valid governmental permit, license, certificate or approval, there has been no material emission, spill, release or discharge into or upon (1) the air; (2) soils; (3) service water or groundwater; (4) the sewer, septic system or waste treatment, storage or disposal system servicing the premises of any toxic or hazardous substances or hazardous wastes at or from the premises; and accordingly the premises of Borrower and Borrower's Subsidiaries have not been adversely affected, in any material respect, by any toxic or hazardous substances or wastes. There has been no complaint, order, directive, claim, citation or notice by any Governmental Authority or any person or entity with respect to material violations of law or damages by reason of Borrower or Borrower's Subsidiaries (1) air emissions; (2) spills, releases or discharges to soils or improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal system servicing the premises; (3) noise emissions; (4) solid or liquid waste disposal; (5) use, generation, storage, transportation or disposal of toxic or hazardous substances or hazardous wastes; or (6) other environmental, health or safety matters affecting Borrower or any of Borrower's Subsidiaries. Neither Borrower nor any of Borrower's Subsidiaries have any material indebtedness, obligation or liability, absolute or contingent, matured or unmatured, with respect to the storage, treatment, cleanup or disposal of any solid waste, hazardous wastes, or other toxic or hazardous substances. For purposes of this subsection 4.13, a violation, emission, spill, release, discharge, damage, adverse effect, indebtedness, obligation or liability shall be deemed material if, and only if, such violation, emission, spill, release, discharge, damage, adverse effect, indebtedness, obligation or liability would have a material adverse effect on Borrower's consolidated operations, business or financial condition.

                SECTION 5. CONDITIONS PRECEDENT

         5.1 CONDITIONS TO INITIAL LOAN(S). The obligation of the Banks to make the initial Loan(s), of Bank One to make Swingline Loans and of Agent to issue any Standby L/C hereunder on the first Borrowing Date is subject to the satisfaction of the following conditions precedent on or prior to such date:

            (a) NOTES.

                  (i) Each Bank shall have received its respective Revolving Credit Note, conforming to the requirements hereof and duly executed and delivered by a duly authorized officer of Borrower; and

                  (ii) Bank One shall have received its Swingline Note, conforming to the requirements hereof and duly executed and delivered by a duly authorized officer of Borrower.

            (b) GUARANTY AGREEMENT. The Guaranty Agreement shall have been duly executed and delivered by the parties thereto, conforming to the requirements hereof.

            (c) BORROWING BASE COMPLIANCE. Borrower shall have delivered to each Bank and Agent a Borrowing Base Certificate in the form of Exhibit D attached hereto ("BORROWING BASE CERTIFICATE"), certified by a Responsible Officer of M/I, which shows that the Borrowing Base as of June 30, 2000 is at least equal to the Loans requested hereunder PLUS the amount of any Standby L/Cs either (i) issued hereunder or (ii) issued under the Existing Credit Agreement or any predecessor to the Existing Credit Agreement and which remain in place as Standby L/Cs hereunder.

            (d) LEGAL OPINIONS OF COUNSEL TO BORROWER. Each Bank and Agent shall have received an executed legal opinion of Paul S. Coppel, Esq., counsel to Borrower and Borrower's Subsidiaries, dated as of the date hereof and addressed to each Bank and Agent, substantially in the form of Exhibit E attached hereto, and otherwise in form and substance satisfactory to each Bank and Agent and covering such other matters incident to the transactions contemplated hereby as each Bank and Agent or their respective counsel may reasonably require.

            (e) CORPORATE PROCEEDINGS OF BORROWER. Each Bank and Agent shall have received a copy of the respective resolutions (in form and substance satisfactory to each Bank and Agent) of the Board of Directors of M/I and the sole shareholder of M/I Homes authorizing (i) the execution, delivery and performance of this Agreement, (ii) the consummation of the transactions contemplated hereby, (iii) the borrowings herein provided for, and
(iv) the execution, delivery and performance of the Notes and the other documents provided for in this Agreement, all certified by the Secretary or the Assistant Secretary of Borrower as of the date hereof. Such certificate shall state that the resolutions set forth therein have not been amended, modified, revoked or rescinded as of the date hereof.

            (f) PROCEEDINGS OF SUBSIDIARIES OF BORROWER WHICH ARE GUARANTORS. Each Bank and Agent shall have received a copy of the resolutions (in form and substance satisfactory to Agent) of (i) M/I Schottenstein Homes, Inc., as the sole shareholder of each of M/I Financial Corp., M/I Homes Construction, Inc. and M/I Service Corp., and as the sole member of Northeast Office Venture and 601RS, LLC; and (ii) M/I Homes, as the sole member of MHO, LLC, each resolution authorizing the execution, delivery and performance of the Guaranty Agreement, all certified by the Secretary (or other person in a comparable position) of the respective Subsidiary as of the date hereof. Such certificate shall state that the resolutions set forth therein have not been amended, modified, revoked or rescinded as of the date hereof.

            (g) INCUMBENCY CERTIFICATE OF BORROWER. Each Bank and Agent shall have received a certificate of the Secretary or an Assistant Secretary of each of M/I and M/I Homes, dated the date hereof, as to the incumbency and signature of the officer(s) of each executing this Agreement, the Notes and any certificate or other documents to be delivered pursuant hereto or thereto.

            (h) INCUMBENCY CERTIFICATES OF SUBSIDIARIES. Each Bank and Agent shall have received a certificate of the Secretary (or other person in a comparable position) of each of the Subsidiaries of Borrower, dated the date hereof, as to the incumbency and signatures of the officer(s) (or other person(s) in a comparable position) of each executing the Guaranty Agreement.

            (i) NO PROCEEDING OR LITIGATION; NO INJUNCTIVE RELIEF. No action, suit or proceeding before any arbitrator or any Governmental Authority shall have been commenced, no investigation by any Governmental Authority shall have been commenced and no action, suit, proceeding or investigation by any Governmental Authority shall have been threatened, against Borrower or any Subsidiary of Borrower or any of the officers, directors or managers of Borrower or any Subsidiary of Borrower, seeking to restrain, prevent or change the transactions contemplated by this Agreement in whole or in part or questioning the validity or legality of the transactions contemplated by this Agreement or seeking damages in connection with such transactions.

            (j) CONSENTS, LICENSES, APPROVALS, ETC. Each Bank and Agent shall have received true copies (certified to be such by Borrower or other appropriate party) of all consents, licenses and approvals required in accordance with applicable law in connection with the execution, delivery, performance, validity and enforceability of this Agreement, the Notes and the Guaranty Agreement, if the failure to obtain such consents, licenses or approvals, individually or in the aggregate, would have a material adverse effect on Borrower and Borrower's Subsidiaries taken as a whole, or would adversely affect the validity or enforceability of any of the foregoing documents, and approvals obtained shall be in full force and effect and be satisfactory in form and substance to each Bank and Agent.

            (k) COMPLIANCE WITH LAW. Neither Borrower nor any of Borrower's Subsidiaries shall be in violation in any material respect of any applicable statute, regulation or ordinance, including without limitation statutes, regulations or ordinances relating to environmental matters, of any governmental entity, or any agency thereof, in any respect materially and adversely affecting the business, property, assets, operations or condition, financial or otherwise, of Borrower and Borrower's Subsidiaries taken as a whole.

            (l) NO DEFAULT OR EVENT OF DEFAULT. No Default or Event of Default shall have occurred and be continuing hereunder prior to or after giving effect to the making of the initial Loans (including the issuance of Standby L/Cs) on the first Borrowing Date hereunder.

            (m) NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in the consolidated financial condition or business or operations of Borrower and Borrower's Subsidiaries from the date of Borrower's June 30, 2000 unaudited consolidated financial statements to the first Borrowing Date.

            (n) FEES. Borrower shall have paid to Agent, for the pro rata benefit of each Bank according to the percentage such Bank's Commitment bears to the aggregate Commitment, a fee of $196,875.

            (o) CONFIRMATION OF SUPERIOR INDEBTEDNESS. Agent shall have received, for the benefit of each Bank, written confirmation from all of the lenders party to the BankBoston Agreement (or Fleet, as agent thereunder, with the consent of such lenders) that the Indebtedness evidenced by this Agreement is Superior Indebtedness (as defined in the BankBoston Agreement) under the BankBoston Agreement.

            (p) STANDBY L/C APPLICATION. If the issuance of any Standby L/C is part of the initial loan(s), Borrower shall have delivered to Agent a Standby L/C Application in accordance with subsection 2.14 hereof for each Standby L/C that Borrower has requested Agent to issue on the first Borrowing Date.

            (q) ADDITIONAL MATTERS. All corporate and other proceedings and all other documents and legal matters in connection with the transactions contemplated by this Agreement, the Notes and the Guaranty Agreement shall be satisfactory in form and substance to each Bank and Agent and their respective counsel.

         5.2 CONDITIONS TO ALL LOANS. In addition to the other terms and conditions of this Agreement with respect to the making of Loans and the issuance of Standby L/Cs, the obligation of each Bank to make any Loan and of Agent to issue of any Standby L/C hereunder on any date (including without limitation the first Borrowing
Date) is subject to the satisfaction of the following conditions precedent as of such date:

            (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties made by Borrower in this Agreement and any representations and warranties made by Borrower or any Subsidiary of Borrower which are contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Loan as if made on and as of such date unless stated to relate to a specific earlier date.

            (b) NO DEFAULT OR EVENT OF DEFAULT. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loan to be made or Standby L/C to be issued on such date.

            (c) STANDBY L/C APPLICATION. If the issuance of any Standby L/C is part of any borrowing, Borrower shall have delivered to Agent a Standby L/C Application in accordance with subsection 2.14 hereof for each Standby L/C that Borrower has requested Agent to issue as part of such borrowing.

            (d) BANKBOSTON AGREEMENT. Each Loan made or Standby L/C issued hereunder shall constitute Superior Indebtedness (as defined therein) under the BankBoston Agreement.

Each borrowing by Borrower (including the submission of a Standby L/C Application) under this Agreement shall constitute a representation and warranty by Borrower as of the date of such borrowing that the conditions contained in the foregoing paragraphs (a), (b), (c) and (d) of this subsection 5.2 have been satisfied.

                        SECTION 6. AFFIRMATIVE COVENANTS

         Borrower hereby agrees that, from the date hereof and so long as the Commitment remains in effect, any portion of any Note or Reimbursement Obligation remains outstanding and unpaid, any Standby L/C remains outstanding that is not fully collateralized with cash in a manner satisfactory to Agent, or any other amount is owing to Agent or any Bank hereunder, M/I shall, and in the case of subsections 6.6, 6.7, 6.8, 6.9 and 6.18 hereof, shall cause each of its Subsidiaries to, and in the case of subsection 6.4 hereof, M/I Homes shall also:

         6.1 FINANCIAL STATEMENTS. Furnish to each Bank and Agent:

            (a) as soon as available, but in any event within 90 days after the end of each fiscal year of Borrower, a copy of the audited consolidated balance sheet of Borrower and

Borrower's consolidated Subsidiaries as of the end of such year and the related audited consolidated statements of income, of stockholders' equity and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, together with the opinion of independent certified public accountants of nationally recognized standing, which opinion shall not contain a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit or qualification which would affect the computation of financial covenants contained herein other than a qualification for consistency due to a change in the application of GAAP with which Borrower's independent certified public accountants concur; and

            (b) as soon as available, but in any event not later than 45 days after the end of each monthly accounting period (including the monthly accounting period for the last month of each fiscal year of the Commitment Period), the unaudited consolidated balance sheet of Borrower and Borrower's consolidated Subsidiaries as of the end of each such month and the related unaudited consolidated statements of income and of stockholders' equity of Borrower and Borrower's consolidated Subsidiaries for such month and the portion of the fiscal year through such date setting forth in each case in comparative form the figures for the previous year, and including in each case: (i) the relevant figures broken down with respect to each division of Borrower and Borrower's Subsidiaries and (ii) a listing of all residential and commercial lots, land under development and unsold lots;

all such financial statements to be complete and correct in all material respects and prepared in reasonable detail and in accordance with GAAP (except, in the case of the financial statements referred to in subparagraph (b) of this subsection 6.1, that such financial statements need not contain footnotes and may be subject to year-end audit adjustments).

                6.2 CERTIFICATES; OTHER INFORMATION. Furnish to each Bank and
Agent:

            (a) concurrently with the delivery of each financial statement referred to in subsection 6.1(a) above and each financial statement referred to in subsection 6.1(b) above, a certificate of a Responsible Officer of M/I (in the form of Exhibit F attached hereto or such other form as shall be reasonably acceptable to each Bank and Agent) stated to have been made after due examination by such Responsible Officer (i) stating that, to the best of such officer's knowledge, M/I and each of M/I's Subsidiaries during such period has observed or performed in all material respects all of its covenants and other agreements, and satisfied every condition contained in this Agreement and the Notes to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, and (ii) showing in detail the calculations supporting such statement in respect of subsections 6.11, 6.12, 6.13, 6.14, 6.15, 7.1(d), 7.1(j), 7.3(a), 7.3(b)(ii), 7.3(c), 7.3(d), 7.6, 7.7, 7.8, 7.9(b), 7.9(e),
7.9(k), 7.9(l), 7.19, 7.20, 7.22 and 7.24 hereof;

            (b) not later than March 31 of each year, comprehensive projections for that year, setting forth projected income and cash flow for each quarter of that year, and the projected balance sheet as of the end of each quarter of that year, together with a summary of the assumptions upon which such projections are based and a certificate in the form of Exhibit G hereto of the chief financial officer or the controller of M/I with respect to such projections;

            (c) promptly after the same are sent, copies of all financial statements, reports and notices which Borrower or any of Borrower's Subsidiaries sends to its stockholders as stockholders and, so long as Borrower is a reporting company under the Securities Exchange Act of 1934, promptly after the same are filed, copies of all financial statements which Borrower may make to, or file with, and copies of all material notices Borrower receives from, the Securities and Exchange Commission or any public body succeeding to any or all of the functions of the Securities and Exchange Commission;

            (d) promptly upon receipt thereof, copies of all final reports submitted to Borrower by independent certified public accountants in connection with each annual, interim or special audit of the books of Borrower or any of Borrower's Subsidiaries made by such accountants, including without limitation any final comment letter submitted by such accountants to management in connection with their annual audit; and

            (e) promptly, on reasonable notice to Borrower, such additional financial and other information as any Bank may from time to time reasonably request.

         6.3 BORROWING BASE CERTIFICATE. Furnish to each Bank and Agent as soon as available, but in any event within twenty-five (25) days after the end of each month, a Borrowing Base Certificate in substantially the form of Exhibit D, certified by the chief financial officer or the controller of M/I, showing the calculation of the Borrowing Base for such month.

         6.4 COMPLIANCE WITH BORROWING BASE REQUIREMENTS. At any time any Borrowing Base Certificate required to be furnished to each Bank and Agent in accordance with subsection 6.3 hereof indicates that the aggregate principal amount of the Loans and undrawn and drawn Standby L/Cs then outstanding exceeds the amount of Loans and Standby L/Cs then permitted hereunder, within five calendar days after the delivery of such Borrowing Base Certificate to each Bank and Agent, (a) reduce the principal amount of the Loans and undrawn and drawn Standby L/Cs then outstanding by an amount sufficient to make the Loans and undrawn and drawn Standby L/Cs then outstanding not more than the Loans and Standby L/Cs then permitted hereunder, or (b) deliver to each Bank and Agent a more current Borrowing Base Certificate that demonstrates that the aggregate principal amount of the Loans and undrawn and drawn Standby L/Cs outstanding as of the date of such Borrowing Base Certificate is not in excess of the Loans and Standby L/Cs permitted hereunder at such time.

         6.5 INTEREST RATE PROTECTION. At any time the Eurodollar Base Rate for an Interest Period of one month shall equal or exceed six and three-quarter percent (6.75%) per annum and Borrower shall not have in effect an Interest Rate Contract or series of Interest Rate

Contracts that provide to Borrower an effective fixed rate of interest on a total of fifty percent (50%) of the maximum amount of Revolving Credit Loans available hereunder, the Required Banks, by written notice from the Agent to Borrower, may require Borrower to enter into an Interest Rate Contract or series of Interest Rate Contracts satisfactory to the Required Banks that provide to Borrower, when combined with all other Interest Rate Contracts then in effect, an effective fixed rate of interest on a total of fifty percent (50%) of the maximum amount of Revolving Credit Loans available hereunder. In such event, Borrower, within 30 days of receipt of such notice from Agent, shall enter into an Interest Rate Contract or series of Interest Rate Contracts, and provide a copy or copies thereof to each Bank and Agent, which Interest Rate Contract or series of Interest Rate Contracts shall, when combined with all other Interest Rate Contracts then in effect, (i) provide interest rate protection to Borrower on a total of fifty percent (50%) of the maximum Revolving Credit Loans available hereunder by providing to Borrower an effective fixed rate of interest on a total of fifty percent (50%) of the maximum amount of Revolving Credit Loans available hereunder, (ii) be in effect for a period of at least two years from the later of (A) the date of acquisition of such Interest Rate Contract or series of Interest Rate Contracts or (B) the date of Agent's notice to Borrower hereunder (provided that if such period exceeds the Maturity Date, including any permitted extensions of the Maturity Date, the Interest Rate Contract(s) need only be in effect until the Maturity Date), and (iii) be entered into with (A) any Bank, or (B) a bank or other financial institution that has unsecured, uninsured and unguaranteed long-term debt which is rated at least A-3 by Moody's Investor Service, Inc. or at least A- by Standard & Poor's Corporation.

         6.6 PAYMENT OF OBLIGATIONS. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its Indebtedness and other material obligations of whatever nature, except, (a) without prejudice to the effectiveness of paragraph (5) of Section 9 hereof, for any Indebtedness or other obligations (including any obligations for taxes), when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of Borrower or Borrower's Subsidiaries, as the case may be, and (b) for any Indebtedness secured by a mortgage on real estate if such Indebtedness is, by its terms, exculpatory (I.E., non-recourse to Borrower and its Subsidiaries).

         6.7 MAINTENANCE OF EXISTENCE. Except as may be permitted under subsection 7.4 hereof, preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges, contracts, copyrights, patents, trademarks, trade names and franchises necessary or desirable in the normal conduct of its business, and comply with all Contractual Obligations and Requirements of Law except to the extent that the failure to take such actions or comply with such Contractual Obligations and Requirements of Law would not, in the aggregate, have a material adverse effect on the business, operations, property or financial or other condition of M/I or of M/I and its Subsidiaries, taken as a whole. M/I and M/I's Subsidiaries have no duty to renew or extend contracts which expire by their terms.

         6.8 MAINTENANCE OF PROPERTY, INSURANCE. Keep all property useful in and necessary to its business in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, general liability and business interruption insurance) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to each Bank and Agent, upon written request, full information as to the insurance carried.

         6.9 INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities, subject in the case of interim statements to year-end audit adjustments; and permit representatives of each Bank and Agent to visit and inspect any of its properties, and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be requested, and to discuss the business, operations, properties and financial and other condition of Borrower and Borrower's Subsidiaries with officers and employees of Borrower and Borrower's Subsidiaries and, if notice thereof is given to Borrower prior to the date of such discussions, with its independent certified public accountants.

         6.10 NOTICES. Promptly give notice to each Bank and Agent:

            (a) of the occurrence of any Default or Event of Default;

            (b) of any (i) default or event of default under any loan or letter of credit agreement binding upon Borrower or any of Borrower's Subsidiaries,
(ii) default under any other Contractual Obligation that would enable the obligee of the Contractual Obligations to compel Borrower or any of Borrower's Subsidiaries to immediately pay all amounts owing thereunder or otherwise accelerate payments thereunder and would have a material adverse effect on Borrower and Borrower's Subsidiaries taken as a whole, or (iii) litigation, investigation or proceeding which may exist at any time between Borrower and Borrower's Subsidiaries and any Governmental Authority, which, if adversely determined, would have a material adverse effect on the business, operations, property or financial or other condition of Borrower and Borrower's Subsidiaries taken as a whole;

            (c) of any litigation or proceeding affecting Borrower or any of Borrower's Subsidiaries (i) (A) in which the amount involved is $750,000.00 or more and not covered by insurance, or (B) which, in the reasonable opinion of a Responsible Officer of M/I, would, if adversely determined, have a material adverse effect on Borrower and Borrower's Subsidiaries taken as a whole, or (ii) in which injunctive or similar relief is sought and which, in the reasonable opinion of a Responsible Officer of M/I, would, if adversely determined, have a material adverse effect on Borrower and Borrower's Subsidiaries taken as a whole;

            (d) of the following events, as soon as possible and in any event within 30 days after Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan with respect to which the PBGC has not waived the 30 day reporting requirement, or (ii) the institution of proceedings or the taking or expected taking of any other action by PBGC or Borrower or any Commonly Controlled Entity to terminate or withdraw or partially withdraw from any Plan under circumstances which could lead to material liability to the PBGC or, with respect to a Multiemployer Plan, the Reorganization or Insolvency (as each such term is defined in ERISA) of the Plan and in addition to such notice, deliver to each Bank and Agent whichever of the following may be applicable: (A) a certificate of a Responsible Officer of M/I setting forth details as to such Reportable Event and the action that Borrower or Commonly Controlled Entity proposes to take with respect thereto, together with a copy of any notice of such Reportable Event that may be required to be filed with PBGC, or (B) any notice delivered by PBGC evidencing its intent to institute such proceedings or any notice to PBGC that such Plan is to be terminated, as the case may be; and

            (e) of a material adverse change in the business, operations, property or financial or other condition of Borrower and Borrower's Subsidiaries taken as a whole.

Each notice pursuant to this subsection 6.10 shall be accompanied by a statement of the chief executive officer or chief financial officer or other Responsible Officer of M/I setting forth details of the occurrence referred to therein and stating what action Borrower proposes to take with respect thereto. For all purposes of clause (d) of this subsection 6.10, Borrower shall be deemed to have all knowledge or knowledge of all facts attributable to the administrator of such Plan if such Plan is a Single Employer Plan.

            6.11 MAINTENANCE OF CONSOLIDATED TANGIBLE NET WORTH. Maintain Borrower's Consolidated Tangible Net Worth in amounts at all times equal to at least the following amounts during the following periods:

                  PERIOD                                                     AMOUNT
                  ------                                                     ------
Date hereof to and including 12/31/00                       $160,865,178.00

1/1/01 to and including 12/31/01                            Consolidated Tangible Net Worth required
                                                            for 2000 plus 50% of audited Consolidated
                                                            Earnings for fiscal year 2000

1/1/02 to and including 12/31/02                            Consolidated Tangible Net Worth required
                                                            for 2001 plus 50% of audited Consolidated
                                                            Earnings for fiscal year 2001

1/1/03 to and including 12/31/03                            Consolidated Tangible Net Worth required
                                                            for 2002 plus 50% of audited Consolidated
                                                            Earnings for fiscal year 2002

1/1/04 and thereafter                                       Consolidated Tangible Net Worth required
                                                            for 2003 plus 50% of audited Consolidated
                                                            Earnings for fiscal year 2003

provided, however, that the Consolidated Tangible Net Worth requirements shall not be reduced if Consolidated Earnings is zero or negative for any applicable fiscal year or any applicable interim period; and further provided, however, that each of the foregoing Consolidated Tangible Net Worth amounts shall be increased by 90% of the aggregate increase in Borrower's Consolidated Tangible Net Worth as a result of the issuance of additional stock of M/I after the date hereof.

         6.12 MAINTENANCE OF DEBT TO WORTH. Maintain at all times during the Commitment Period a ratio of Consolidated Unsubordinated Liabilities to Adjusted Consolidated Tangible Net Worth not in excess of 2.0 to 1.0.

         6.13 MAINTENANCE OF LIQUIDITY RATIO. Maintain at all times during the Commitment Period a Liquidity Ratio of not less than 1.05 to 1.0.

         6.14 MAINTENANCE OF OVERALL LEVERAGE RATIO. Maintain at all times during the Commitment Period (a) a ratio of Consolidated Tangible Net Worth to Subordinated Indebtedness of not less than 1.0 to 1.0 so long as Borrower has any Subordinated Indebtedness, and (b) a ratio of Consolidated Liabilities to Consolidated Tangible Net Worth not in excess of 2.5 to 1.0.

         6.15 MAINTENANCE OF EBITDA TO CONSOLIDATED INTEREST INCURRED RATIO. Maintain at all times during the Commitment Period a ratio of EBITDA to Consolidated Interest Incurred of not less than 1.70 to 1.0.

         6.16 GUARANTIES OF WHOLLY-OWNED M/I ANCILLARY BUSINESSES. Upon the request of the Agent on behalf of the Required Banks, cause each of the M/I Ancillary Businesses that is wholly-owned by the Borrower or by any Subsidiary, that has total assets of at least $200,000.00 and that is not precluded by law from executing the Guaranty Agreement to become a "Guarantor" under the Guaranty Agreement pursuant to documentation in form and substance satisfactory to the Agent, and to deliver such proof of corporate or other appropriate action, incumbency of officers, opinions of counsel and other documents delivered by the subsidiaries of the Borrower pursuant to Section 5.1 hereof or as the Agent shall have requested.

         6.17 SUBSIDIARY GUARANTORS. Without limiting the obligation of Borrower to obtain the consent of the Required Banks pursuant to subsection 7.16 hereof with respect to the creation of any such Subsidiary, cause each new wholly-owned Subsidiary of Borrower or any Subsidiary of Borrower formed or acquired after the date hereof, to become a "Guarantor" under the Guaranty Agreement pursuant to documentation in form and substance satisfactory to the Agent, and to deliver such proof of corporate or other appropriate action, incumbency of officers, opinions of counsel and other documents delivered by the subsidiaries of the Borrower pursuant to Section 5.1 hereof or as the Agent shall have requested.

         6.18 ENVIRONMENT. (a) Comply with all federal, state and local environmental, health and safety laws, codes and ordinances and all rules and regulations issued thereunder except to the extent the failure to do so would not have a material adverse effect on Borrower's consolidated operations, business or financial condition; (b) notify the Agent promptly of any notice of a hazardous discharge or environmental complaint received from any governmental agency or any other party (and the Agent shall notify the Banks promptly following its receipt of any such notice) that, if adversely determined, could have a material adverse effect on Borrower's consolidated operations, business or financial condition; and (c) notify the Agent promptly of any hazardous discharge from or affecting its premises (and the Agent shall notify the Banks promptly following its receipt of any such notice) that could have a material adverse effect on Borrower's consolidated operations, business or financial condition. In the case of clauses (b) and (c) above, (i) promptly contain and remove any such hazardous discharge, in compliance with all applicable laws;
(ii) promptly pay any fine or penalty assessed in connection therewith; (iii) permit the Agent to inspect the premises, to conduct tests thereon and to inspect all books, correspondence and records pertaining thereto; and (iv) at the Agent's request, and at M/I's expense, provide a report of a qualified environmental engineer, satisfactory in scope, form and content to the Required Banks, that the condition has been corrected.

         6.19 CERTIFICATE REGARDING AUTHORITY TO MAKE BANKBOSTON PAYMENT. On July 20, 2004 (and on an updated basis on the dates set forth therein), Borrower shall deliver to Agent and each Bank a certificate of a Responsible Officer of M/I in the form of Exhibit K attached hereto (a)(i) stating and demonstrating as of the date of the No Default Certificate and on a projected basis immediately before the making of the BankBoston Payment, that Borrower has and will have cash, other immediately available liquid assets and availability of Loans under this Agreement such that, as of such dates, Borrower has and will have funds available to make the BankBoston Payment, (ii) stating that on a projected basis immediately before and immediately after giving effect to the BankBoston Payment, no Default or Event of Default will exist under this Agreement, and (iii) showing in detail the calculations supporting the statement in clause (ii) above in respect of subsections 6.11, 6.12, 6.13, 6.14, 6.15, 7.1(d), 7.1(j), 7.3(a), 7.3(b)(ii), 7.3(c), 7.3(d), 7.6, 7.7, 7.8, 7.9(b),
7.9(e), 7.9(k), 7.9(l), 7.19, 7.20, 7.22 and 7.24 hereof (the "No Default
Certificate"), or (b) stating that, immediately before or immediately after giving effect to the BankBoston Payment, a Default or Event of Default will exist under this Agreement, and showing in detail the calculations supporting such statement (the "Certificate of Default"). In addition to the above requirements, Borrower shall have an ongoing duty from and after July 20, 2004 to provide to Agent and each Bank written notice of any change to the information and calculations set forth above which would or could reasonably be expected to demonstrate that on a projected basis immediately before or immediately after giving effect to the BankBoston Payment a Default or Event of Default will exist under this Agreement (an "Updated Certificate of Default").

                          SECTION 7. NEGATIVE COVENANTS

         Borrower hereby agrees that, from the date hereof and so long as the Commitment remains in effect, any portion of any Note or Reimbursement Obligation remains outstanding and unpaid, any Standby L/C remains outstanding that is not fully collateralized with cash in a manner satisfactory to Agent, or any other amount is owing to Agent or any Bank hereunder, M/I shall not, nor shall it permit any of its Subsidiaries and, in the case of subsections 7.1, 7.2, 7.3 and 7.21 hereof, permit any M/I Ancillary Business that is wholly-owned by M/I or by any Subsidiary to, directly or indirectly:

         7.1 LIMITATION ON INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness except:

            (a) Indebtedness in respect of the Notes;

            (b) Indebtedness of M/I and M/I Financial Corp. under the M/I Financial Corp. Loan Agreement, which shall not exceed the aggregate principal amount of $40,000,000 at any time;

            (c) Subordinated Indebtedness of M/I including, beginning with the month ending July 31, 2003 and thereafter, Indebtedness evidenced by the BankBoston Agreement (notwithstanding the exclusion thereof for certain other purposes as set forth in the definition of Subordinated Indebtedness), each subject to the limitations of subsection 6.14 hereof;

            (d) Indebtedness in respect of capitalized lease obligations and purchase money obligations; provided, however, that the aggregate amount of any such Indebtedness at any one time outstanding shall not exceed ten percent (10%) of Adjusted Consolidated Tangible Net Worth;

            (e) Indebtedness of Borrower and Borrower's Subsidiaries arising out of or under unpaid reimbursement and guaranty obligations in respect of payments actually made by (i) issuers or otherwise on all drafts or borrowings under standby letters of credit and (ii) bonding companies on Construction Bonds, as each is permitted by subsection 7.3(a) hereof, provided payment of said Indebtedness is not yet due, and further provided that the aggregate amount of said Indebtedness does not exceed $2,000,000 at any one time outstanding;

            (f) Indebtedness of Borrower in respect of Standby L/Cs, provided payment of said Indebtedness is not yet due;

            (g) Indebtedness of M/I with respect to loans from any of the Subsidiaries of M/I;

            (h) Indebtedness of any wholly-owned Subsidiary of M/I with respect to loans from M/I or from any other Subsidiaries of Borrower; provided that each such Subsidiary which is not also a borrower hereunder shall have delivered to the Agent, prior to the making of any such loans, the Guaranty Agreement (or become a party thereto pursuant to documentation in form and substance satisfactory to the Agent), in each case conforming to the requirements of this Agreement;

            (i) Indebtedness of M/I and/or 601RS, LLC not in excess of $5,000,000 secured by a Lien permitted by subsection 7.2(j) hereof; and

            (j) Indebtedness of Northeast Office Venture currently outstanding and secured by a mortgage on the Office Building (the "EXISTING OFFICE BUILDING MORTGAGE INDEBTEDNESS") and extensions, renewals and replacements of the Existing Office Building Mortgage Indebtedness not to exceed $12,000,000.00, provided that any such extension, renewal or replacement is non-recourse to M/I or any of its Subsidiaries and does not include any assignment of leases.

         7.2 LIMITATION ON LIENS. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether owned or hereafter acquired, except:

            (a) Liens in favor of Agent, for the ratable benefit of Banks, including without limitation Liens in favor of Agent on M/I's real property inventory situated in the State of Indiana to secure the Indebtedness to Banks;

            (b) Liens granted by M/I Financial Corp. on mortgage notes receivable, which Liens secure Indebtedness permitted under subsection 7.1(b) hereof not in excess of $40,000,000;

            (c) Liens securing Indebtedness permitted under subsection 7.1(d) hereof; provided, however, that (i) such Liens do not at any time encumber any property other than the property financed by such secured Indebtedness, and (ii) the Indebtedness secured thereby shall not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

            (d) Liens for taxes and special assessments not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of Borrower and Borrower's Subsidiaries in accordance with GAAP;

            (e) carriers', warehousemen's, mechanics', materialmen's, repairmen's, or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of Borrower and Borrower's Subsidiaries in accordance with GAAP;

            (f) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

            (g) (i) deposits to secure the performance of: bids; trade contracts (other than for borrowed money or the purchase price of property or services); leases; statutory and other obligations required by law; surety, appeal and performance bonds (including Construction Bonds); and other obligations of a like nature incurred in the ordinary course of business; and (ii) Liens in favor of surety bond companies pursuant to indemnity agreements to secure the reimbursement obligations of Borrower or any Subsidiary on Construction Bonds, provided (A) the Liens securing Construction Bonds shall be limited to the assets of, as appropriate, Borrower or such Subsidiary at, and the rights of, as appropriate, Borrower or such Subsidiary arising out of, the projects that are the subject of the Construction Bonds, (B) the Liens shall not attach to any real estate, and (C) the aggregate amount of such Liens at any time shall not exceed the dollar amount of Construction Bonds then outstanding, and in any event shall not exceed the amount of reimbursement obligations on Construction Bonds permitted to Borrower pursuant to subsection 7.3(a) hereof;

            (h) Liens of landlords, arising solely by operation of law, on fixtures and moveable property located on premises leased in the ordinary course of business; provided, however, that the rental payments secured thereby are not yet due;

            (i) Liens arising as a result of a judgment or judgments against M/I or any of its Subsidiaries which do not in the aggregate exceed $500,000 at any one time outstanding, which are being diligently contested in good faith, which are not the subject of any attachment, levy or enforcement proceeding, and as to which appropriate reserves have been established in accordance with GAAP;

            (j) a first priority Lien on an aircraft owned by 601RS, LLC from time to time to secure the Indebtedness of 601RS, LLC and/or M/I not in excess of $5,000,000;

            (k) a first mortgage Lien to secure the Indebtedness permitted by subsection 7.1(j) hereof; and

            (l) a first Lien on all leases assigned to secure the Existing Office Building Mortgage Indebtedness permitted by subsection 7.1(j) hereof.

         7.3 LIMITATION ON CONTINGENT OBLIGATIONS. Agree to or assume, guarantee, indorse or otherwise in any way be or become responsible or liable for, directly or indirectly, any Contingent Obligation, including but not limited to Contingent Obligations incurred as a general partner in any limited partnership or general partnership, except:

            (a)(i) reimbursement and other obligations under standby letters of credit (including letters of credit issued for the purpose of satisfying bonding requirements) issued by Persons including the Banks; (ii) Contingent Obligations of M/I as the guarantor of letters of credit issued for the account of joint ventures in which M/I is a partner (including Guaranteed HNB Joint Ventures Letters of Credit), provided that M/I's Contingent Obligation on any such guaranty shall be limited to a percentage of the amount of that joint venture's letters of credit equal to M/I's pro rata equitable ownership interest in such joint venture, provided further that the sum of the obligations permitted by clauses (a)(i) and (a)(ii) shall not exceed the aggregate amount of $11,500,000 at any one time outstanding on a consolidated basis, which $11,500,000 limitation shall not include any obligations in connection with Standby L/Cs; and (iii) reimbursement obligations not in excess of $30,000,000 at any one time outstanding on a consolidated basis under Construction Bonds;

            (b) Contingent Obligations consisting of (i) guaranties by M/I of M/I Financial Corp.'s lease obligations in an amount not to exceed $1,000,000 in any period of 12 consecutive months, (ii) M/I's obligations under the M/I Financial Corp. Loan Agreement in a principal amount not to exceed $40,000,000,
(iii) guaranties by any Subsidiary of the obligations of Borrower under this Agreement, and (iv) guaranties by any Subsidiary of any other obligation of M/I to the Banks;

            (c) Contingent Obligations related to Indebtedness of joint ventures in which M/I has made Investments in Joint Ventures as permitted by subsection 7.9(e) hereof and in which M/I is a partner, member or shareholder; provided, however, that the aggregate amount of such Contingent Obligations at any one time outstanding pursuant to this subsection 7.3(c) shall not exceed (i) ten percent (10%) of Adjusted Consolidated Tangible Net Worth less (ii) the aggregate amount of secured and unsecured Indebtedness then outstanding pursuant to subsection 7.1(d) hereof; and

            (d) other Contingent Obligations of M/I which do not in the aggregate at any one time outstanding exceed $4,000,000, subject to the limitations of subsection 7.9(k) hereof.

         7.4 LIMITATION ON FUNDAMENTAL CHANGES. Subject to any investments permitted pursuant to subsection 7.9(d) hereof, enter into any transaction of merger, consolidation, amalgamation or reorganization (including without limitation any election to be taxed as an S Corporation), or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or, except for the sale of land, lots and houses from inventory in the ordinary course of business, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, whether now owned or hereafter acquired, or make any material change in the method by which it conducts business, except any Subsidiary of M/I may be (i) merged, amalgamated or consolidated with or into M/I or any wholly-owned Subsidiary of M/I, or (ii) liquidated, wound up or dissolved into, or all or substantially all of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to M/I or any wholly-owned Subsidiary of M/I; provided, however, that, in the case of such a merger, liquidation or consolidation, M/I or such wholly-owned Subsidiary, as the case may be, shall be the continuing or surviving corporation.

         7.5 LIMITATION ON ACQUISITIONS. Except for the acquisition of land, lots and houses in the ordinary course of business to the extent not otherwise prohibited hereunder, acquire all or any material part of the business or assets of, any Person without the prior written consent of the Required Banks.

         7.6 LIMITATION ON DIVIDENDS AND DISTRIBUTIONS.

            (a) LIMITATION ON DIVIDENDS. Make any distributions or declare any dividends (other than dividends payable solely in the common stock of M/I) on any class of capital stock of M/I, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of M/I or any of M/I's Subsidiaries (each of the foregoing a "STOCKHOLDER PAYMENT"), except (i) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, M/I may from time to time make Stockholder Payments in amounts that, when added to all other Stockholder Payments made subsequent to December 31, 1997 do not exceed an amount equal to (A) twenty five percent (25%) of cumulative Consolidated Earnings (taking into account losses, if any) of M/I subsequent to December 31, 1997 PLUS (B) $800,000 LESS (C) the Net Cost of Shares Acquired; and (ii) any Subsidiary of M/I may declare and pay dividends or make distributions, and such dividends or distributions shall not be considered Stockholder Payments. In determining compliance with the foregoing, M/I shall be in compliance if, as of the last day of the calendar month immediately preceding the month in which any such Stockholder Payments are made, the cumulative Stockholder Payments previously made subsequent to December 31, 1997 plus the Stockholder Payments made during the current month would not in the aggregate exceed the amount permitted by clause (i) of this subsection 7.6(a).

            (b) LIMITATION ON STOCK ACQUISITIONS. Make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement or other acquisition of any shares of any class of capital stock of M/I, whether now or hereafter outstanding, either directly or indirectly, whether in cash or property or in the obligations of M/I or any of M/I's Subsidiaries (a "STOCK ACQUISITION") except so long as no Default or Event of Default has occurred and is continuing or would result therefrom, M/I may from time to time make Stock Acquisitions in amounts that, when added to all other Stock Acquisitions made subsequent to December 31, 1997 do not exceed an amount equal to (i) twenty five percent (25%) of cumulative Consolidated Earnings (taking into account losses, if any) of M/I subsequent to December 31, 1997 PLUS (ii) the sum of $800,000 and the aggregate amount of cash proceeds received by M/I from the sale of shares of M/I capital stock pursuant to stock options subsequent to December 31, 1997 LESS (iii) the aggregate amount of Stockholder Payments made subsequent to December 31, 1997. In determining compliance with the foregoing, M/I shall be in compliance if, as of the last day of the calendar month immediately preceding the month in which any such Stock Acquisitions are made, the cumulative Stock Acquisitions previously made subsequent to December 31, 1997 plus the Stock Acquisitions made during the current month would not in the aggregate exceed the amount permitted by this subsection 7.6(b).

         7.7 LIMITATION ON CERTAIN REAL PROPERTY EXPENDITURES. Purchase or acquire any Eligible Raw Land and Land Under Development by the expenditure of cash, the incurrence of Indebtedness, as a result of Investment in Joint Venture(s), or otherwise, if as a result of such purchase or acquisition the aggregate cost of all the foregoing then owned by Borrower and Borrower's Subsidiaries (including their pro rata share of any undeveloped land that constitutes part of an Investment in Joint Venture) shall at any time exceed (a) as to undeveloped land only, 40% of Adjusted Consolidated Tangible Net Worth; and (b) as to the sum of undeveloped land and land under development, 100% of the Adjusted Consolidated Tangible Net Worth; provided further, that the aggregate cost of any individual tract of land acquired by Borrower or any of Borrower's Subsidiaries, or their pro rata share of any tract that constitutes part of an Investment in Joint Venture may not exceed $4,000,000 except for land holdings set forth on Exhibit H attached hereto. For purposes of this subsection 7.7, the cost of undeveloped land and land under development shall be determined in accordance with GAAP. Further, for purposes of this subsection 7.7, any tract of land shall cease to be classified as undeveloped land after (i) commencement of the development of such tract into residential lots in good faith and provided the development thereof is completed over a period of not more than one year, or (ii) such tract is the subject of a valid, noncontingent contract of sale with a person who is not an Affiliate or Subsidiary and who is satisfactory to the Required Banks in their sole discretion, provided the sale contemplated by such contract is to be completed not more than two years after the date of the contract. In the event the development of any tract is discontinued for a period of 60 days or longer or not completed within one year, such tract shall automatically be deemed to be undeveloped land.

         7.8 LIMITATION ON SPECULATIVE HOUSES AND ELIGIBLE MODEL HOUSES. Permit the aggregate cost, as determined in accordance with GAAP on a consolidated basis, of (a) Speculative Houses owned by Borrower and Borrower's Subsidiaries to exceed $32,000,000 at any one time outstanding, of which not more than $10,000,000 in the aggregate may consist of attached (including townhouse condominiums and condominiums) single family homes in the Washington, D.C. Market and in Florida, provided that (i) not more than $5,000,000 of which may be located in the Washington, D.C. Market and (ii) not more than $5,000,000 of which may be located in Florida or (b) Eligible Model Houses owned by Borrower and Borrower's Subsidiaries to exceed $30,000,000 at any one time outstanding, of which not more than $6,000,000 in the aggregate may consist of attached (including townhouse condominiums and condominiums) single family homes in the Washington, D.C. Market and in Florida, provided that (i) not more than $3,000,000 of which may be located in the Washington, D.C. Market and (ii) not more than $3,000,000 of which may be located in Florida.

         7.9 LIMITATION ON INVESTMENTS. Make or commit to make any advance, loan, extension of credit or capital contribution to, or purchase of any stock, bonds, note, debenture or other security of, or make any other investment in, any Person (all such transactions being herein called "investments"), except:

            (a) investments in Cash Equivalents;

            (b) extensions of credit in connection with the sale of land which do not exceed in the aggregate at any one time outstanding an amount equal to two and one-half percent (2.5%) of Adjusted Consolidated Tangible Net Worth, and which have a maximum maturity of five years;

            (c) loans and advances to officers and employees of Borrower or Borrower's Subsidiaries, to other Persons in the ordinary course of business or as permitted by the respective Code of Regulations of M/I and M/I Homes, which do not exceed in the aggregate $2,000,000 at any one time outstanding;

            (d) any investments in M/I Financial Corp.; M/I Homes; M/I Homes Construction, Inc.; Northeast Office Venture; 601RS, LLC; MHO, LLC; M/I Service Corp.; or any other Subsidiary created with the consent of the Required Banks hereafter;

            (e) any Investments in Joint Ventures, the aggregate cost of which, as determined in accordance with GAAP (excluding, however, Borrower's or Borrower's Subsidiaries' equity in the undistributed earnings or losses in each such joint venture, whether such joint venture is a general or limited partnership, a limited liability company, a corporation or any other form of business association), does not at any one time outstanding exceed fifteen percent (15%) of Adjusted Consolidated Tangible Net Worth; provided, however, that with respect to each such joint venture, whether such joint venture is a general partnership, a limited partnership, a limited liability company, a corporation or any other form of business association, Borrower shall have at least a 33 1/3% ownership interest in such joint venture and all decisions with respect to the management and control of each such joint venture's business (other than decisions with respect to development of undeveloped land owned by such joint venture) shall require the consent and approval of Borrower; and provided further, however, that no such investment may be made if it causes or results (singly or with other actions or events) in (i) any violation of subsection 7.3 hereof or any other covenant or condition hereof, or (ii) any other Default or Event of Default;

            (f) first mortgage loans made in the ordinary course of M/I Financial Corp.'s business to natural persons for the purchase of residential real property;

            (g) second mortgage loans made in the ordinary course of M/I Financial Corp.'s business to natural persons for the purchase of residential real property, provided that such second mortgage loans (i) shall be made only in connection with a specific financing program to natural persons who have a first mortgage loan from M/I Financial Corp. with respect to the same real property, and (ii) shall not in the aggregate exceed $4,000,000 at any one time outstanding;

            (h) first mortgage loans made in the ordinary course of M/I Financial Corp.'s business to natural persons for the purpose of refinancing an existing first mortgage loan, provided that the amount of such refinancing mortgage loans shall not exceed $5,000,000 in the aggregate at any one time outstanding;

            (i) investments by M/I Financial Corp. in the stock of Fannie Mae to the extent required for M/I Financial Corp. to sell mortgages to Fannie Mae, but the amount of such investments in Fannie Mae stock shall in no event exceed $100,000;

            (j) investments by M/I Financial Corp. in the ordinary course of its business in standard instruments hedging against interest rate risk incurred in the origination and sale of mortgage loans, in each case matching a hedging instrument or instruments to specific mortgages or specific groups of mortgages, but in no event including investments in futures contracts, options contracts or other derivative investment vehicles acquired as independent investments;

            (k) investments in, advances to, and Contingent Obligations related to the obligations of, the M/I Ancillary Businesses in an amount not to exceed $100,000 in the aggregate; and

            (l) other investments or advances directly related to the Borrower's business, provided that the aggregate amount of such investments and advances shall not at any time exceed $2,000,000.00 in the aggregate.

         7.10 LIMITATION ON OPERATING LEASES. Enter into or renew any Operating Lease if, as a result thereof, on a consolidated basis: (a) the aggregate rentals payable by Borrower and all of Borrower's Subsidiaries under all Operating Leases would exceed in any period of 12 consecutive months the aggregate amount of $5,000,000; or (b) the term of (i) any Operating Lease with respect to Eligible Model Houses and furnishings for Eligible Model Houses would exceed three years, or (ii) any other Operating Lease would exceed five years, provided that so long as the initial term or any renewal of an Operating Lease included within this clause (b) does not exceed five years or three years, as appropriate, the aggregate of the initial term and all renewals of such Operating Lease may exceed five years or three years, as appropriate, if any right of renewal is solely at the option of the Borrower or Borrower's Subsidiaries.

         7.11 TRANSACTIONS WITH AFFILIATES AND OFFICERS.

            (a) Except for (i) any consulting agreements or employment agreements to which Borrower is a party and which were in effect as of March 1, 1994 and (ii) compensation arrangements in the ordinary course of business with the officers, directors, and employees of Borrower and Borrower's Subsidiaries, enter into any transaction, including without limitation the purchase, sale or exchange of property or the rendering of any services, with any Affiliate or any officer or director thereof, or enter into, assume or suffer to exist any employment or consulting contract with any Affiliate or an officer or director thereof, except any transaction or contract which is in the ordinary course of Borrower's or any of Borrower's Subsidiaries' business and which is upon fair and reasonable terms no less favorable to Borrower or Borrower's Subsidiaries than it would obtain in a comparable arm's length transaction with a Person not an Affiliate;

            (b) make any advance or loan to any Affiliate or any director or officer thereof or of Borrower or any Subsidiary of Borrower or to any trust of which any of the foregoing is a beneficiary, or to any Person on the guarantee of any of the foregoing, except as expressly permitted by subsection 7.9(c) hereof; or

            (c) pay any fees or expenses to, or reimburse or assume any obligation for the reimbursement of any expenses incurred by, any Affiliate or any officer or director thereof, except as may be permitted in accordance with clauses (a) and (b) of this subsection 7.11.

         7.12 SALE AND LEASEBACK. Enter into any arrangement with any Person providing for the leasing by Borrower or any of Borrower's Subsidiaries of real or personal property which has been or is to be sold or transferred by Borrower or any of Borrower's Subsidiaries to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of Borrower or any of Borrower's Subsidiaries; provided, however, that such arrangements shall be permitted with respect to Eligible Model Houses, so long as any such arrangement with respect to Eligible Model Houses does not result in: (a) the creation of a lease which is required to be capitalized in accordance with GAAP; (b) the initial term of such arrangement plus any options or renewals exercisable by lessor or lessee exceeding four years; or (c) the violation of any term, condition or covenant hereof, including without limitation subsection 7.10 hereof.

         7.13 LIMITATION ON PAYMENTS OF SUBORDINATED INDEBTEDNESS AND MODIFICATION OF SUBORDINATION AGREEMENTS.

         Without the prior written consent of the Required Banks,

            (a) repay, prepay, purchase, redeem, or otherwise acquire any of M/I's Subordinated Indebtedness; or

            (b) make any other payments, including without limitation payment of interest, on any Subordinated Indebtedness if an Event of Default exists or if such payment would cause an Event of Default to occur; or

            (c) permit the modification, waiver or amendment of any of the terms of any Subordinated Indebtedness; or

            (d) permit (whether or not within the control of M/I or any of M/I's Subsidiaries) the modification, waiver, or amendment of, or release of any parties to, any subordination agreement with respect to any Subordinated Indebtedness; provided, however, nothing contained in this subsection 7.13 shall prevent M/I from making regularly scheduled payments on any Subordinated Indebtedness if no Event of Default exists and the payment would not cause an Event of Default to occur. With respect to the Subordinated Indebtedness pursuant to the BankBoston Agreement, "regularly scheduled payments" shall mean only (i) so long as Borrower has timely delivered the No Default Certificate and has not delivered (and has not been obligated to deliver) an Updated Certificate of Default and Borrower is not in Default immediately before or immediately after giving effect to such payment, the BankBoston Payment; and (ii) on each February 28, May 29, August 29 and November 29 (or within any applicable cure period) during the term of the BankBoston Agreement, interest on the BankBoston Notes.

            The parties hereby agree that this clarification regarding what payments of Subordinated Indebtedness pursuant to the BankBoston Agreement constitute "regularly scheduled payments" is not intended to modify the rights and obligations of BankBoston, N.A. (and any of its successors and assigns, including Fleet) or any of the other lenders party to the BankBoston Agreement and M/I, or the rights of the Banks and the Agent, pursuant to or arising out of the Subordinated Indebtedness pursuant to the BankBoston Agreement; provided that nothing herein shall be construed to be a consent by the Banks (in their capacity as Banks under this Agreement) and the Agent to any payment of any Subordinated Indebtedness that is prohibited by this Agreement.

            7.14 SALE OF SUBSIDIARY SECURITIES. Sell any security, debt or equity of any Subsidiary, or permit any Subsidiary to sell or issue any security, debt or equity to any Person other than (i) security, debt or equity sold or issued to Borrower or (ii) debt sold to a Bank; provided, however, Borrower may sell through M/I Financial Corp. mortgage loans on a non-recourse basis, subject to Mortgage Loan Repurchase Obligations; provided further, however, that this subsection 7.14 shall not prohibit Indebtedness of any Subsidiary permitted under subsection 7.1 hereof.

            7.15 CONSTRUCTION ON REAL PROPERTY NOT OWNED. Make investments in construction on real property that is not then owned by Borrower or a Subsidiary; provided, however, that Borrower and Borrower's Subsidiaries may make investments in construction on such real property if the contract price for the land, plus the cost of investment in construction less any related Customer Deposits with respect to all such real property does not in the aggregate exceed $1,000,000 at any one time outstanding.

            7.16 LIMITATION ON SUBSIDIARIES. Create any Subsidiaries without the prior written consent of the Required Banks, provided that nothing in this subsection 7.16 shall prevent investments in the M/I Ancillary Businesses to the extent permitted in subsection 7.9(k) hereof.

            7.17 LIMITATION ON LOCATION OF ATTACHED HOUSES. Construct or make investments in construction of any attached (including townhouse condominiums and condominiums) single family houses in any area outside of the Washington, D.C. Market and Florida.

            7.18 LIMITATION ON RENTAL HOUSES. Permit investments in Rental Houses, determined in accordance with GAAP, to exceed $500,000 in aggregate at any time.

            7.19 LIMITATION ON INVESTMENTS IN COMMERCIAL REAL ESTATE. Permit investments (including investments attributed to Borrower's pro rata share of land owned by partnerships in which Borrower is a general or limited partner or by limited liability companies of which Borrower is a member) in commercial real estate (including raw land, land under development and commercial Developed Lots but excluding the Office Building), determined in accordance with GAAP, to exceed $1,500,000.00 in the aggregate at any one time outstanding.

            7.20 LIMITATION ON UNCOMMITTED LAND. Permit the ratio of (a) Uncommitted Land to (b) Adjusted Consolidated Tangible Net Worth to exceed at any one time: (A) from the date hereof through and including December 31, 2000,
1.35 to 1.0; (B) from January 1, 2001 through and including December 31, 2001,
1.30 to 1.0; and (C) from January 1, 2002 and thereafter, 1.25 to 1.0.

            7.21 LIMITATION ON NEGATIVE PLEDGES. Enter into any agreement other than this Agreement which prohibits or limits the ability of Borrower, any of Borrower's Subsidiaries or any of the M/I Ancillary Businesses that are wholly-owned by the Borrower or by any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired.

            7.22 LIMITATION ON STANDBY L/CS. Have drawn and undrawn Standby L/Cs outstanding at any time in an amount in excess of the amounts permitted at such time by subsection 2.13 hereof for (a) Standby L/Cs, including those issued for the purpose of satisfying bonding requirements, and (b) Standby L/Cs, exclusive of those issued for the purpose of satisfying bonding requirements, respectively.

            7.23 HNB JOINT VENTURES LETTER OF CREDIT AGREEMENT. Modify or amend the HNB Joint Ventures Letter of Credit Agreement in any way without the written consent of the Required Banks.

            7.24 LIMITATION ON INVESTMENT IN THE OFFICE BUILDING. Incur capital expenditures in connection with the Office Building which exceed, based upon the original cost, the aggregate amount of $17,500,000.00.

                          SECTION 8. OPTIONAL SECURITY

            Notwithstanding any other provision of this Agreement, from time to time if Agent requests and Borrower consents, Borrower may grant to Agent, for the pro rata benefit of Banks, mortgages on specific parcels of real property owned by Borrower in the State of Indiana, each securing Borrower's Indebtedness to Banks hereunder. Unless an Event of Default has occurred and is continuing, each such mortgage shall be released by Agent upon Borrower's sale of the subject real property, without the requirement of any payment to Agent (other than reimbursement of costs incurred) or the consent of any Banks. If an Event of Default that has not been waived by all Banks has occurred and is continuing, Agent shall release any such mortgage(s) only upon (a) payment to Agent for the pro rata benefit of Banks (in accordance with the pro rata distribution as described in Section 9 hereof with respect to distribution of Proceeds after Default) of the amount secured by such mortgage(s) and (b) the consent of all Banks.

             SECTION 9. DEFAULTS, EVENTS OF DEFAULT; DISTRIBUTION OF
                         PROCEEDS AFTER EVENT OF DEFAULT

         Upon the occurrence of any of the following events:

         (1) Borrower shall fail to pay any principal of any Note or make any reimbursement (including payment of Reimbursement Obligations) in connection with any Standby L/C when due in accordance with the terms thereof; or

         (2) Borrower shall fail to pay (a) any interest on any Note or in connection with any Standby L/C, or (b) any fee, charge or other amount payable hereunder, within three days after Agent or any Bank notifies Borrower that such interest, fee or amount has become due in accordance with the terms thereof or hereof and has not been paid; or Borrower shall fail to comply with the provisions of any one or more of subsections 6.4, 6.5, 6.17, 7.4, 7.5, 7.10, 7.12, 7.13, 7.14, 7.16, 7.17, 7.21, 7.22, 7.23, 7.24 hereof or the limitations set forth in 7.9(j) hereof; or

         (3) any representation or warranty made or deemed made by Borrower herein or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith, shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

         (4) Borrower shall default in the observance or performance of any covenant or agreement contained in (a) subsection 6.3 hereof and such default remains uncured for five days (notice to Borrower from Agent or any Bank of such default is not required), (b) subsections 6.2(c), 6.2(d), 6.6, 6.10, 6.11, 6.12,
6.13, 6.14, 6.15, 6.16, 6.18, 7.1, 7.2, 7.3, 7.6, 7.7, 7.8, 7.9 (other than failure to comply with the limitations of 7.9(j)), 7.11, 7.15, 7.18, 7.19 or
7.20 hereof and such default remains uncured ten days after Agent or any Bank notifies Borrower that such default has occurred, (c) subsection 6.9 hereof and such default remains uncured for ten days after Agent or any Bank notifies Borrower that such default has occurred, provided, that for any default under subsection 6.9 hereof for which cure cannot reasonably be accomplished within ten days, if cure is commenced within such ten-day period, Borrower may have an additional period of up to 30 days after notice to cure such default before it is an Event of Default, (d) any one or more of subsections 6.1(b), 6.2(a) or 6.2(b) hereof and such default remains uncured 15 days after Agent or any Bank notifies Borrower that such default has occurred, or (e) any other provision of this Agreement (including without limitation subsections 6.1(a), 6.2(e), 6.7 and 6.8 hereof) which default shall remain uncured 30 days after Agent or any Bank notifies Borrower that such a default has occurred, which notice shall specify the nature of the default; or

         (5) (a) Borrower or any of Borrower's Subsidiaries shall commence any case, proceeding or other action (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or Borrower or any of Borrower's Subsidiaries shall make a general assignment for the benefit of its creditors; or (b) there shall be commenced against Borrower or any of Borrower's Subsidiaries any case, proceeding or other action of a nature referred to in clause (a) above which (i) results in the entry of an order for relief or any such adjudication or appointment, and (ii) remains undismissed, undischarged or unbonded for a period of 60 days; or (c) there shall be commenced against Borrower or any of Borrower's Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (d) Borrower or any of Borrower's Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (a),
(b) or (c) above; or (e) Borrower or any of Borrower's Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

         (6) Borrower or any Subsidiary of Borrower shall (a) default in any payment of principal of or interest on any Indebtedness (other than the Notes and Reimbursement Obligations) or in the payment of any Contingent Obligation beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Contingent Obligation was created, and the aggregate principal amount then outstanding of all such Indebtedness and Contingent Obligations of Borrower and all Subsidiaries exceeds $500,000.00, or
(b) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Contingent Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Contingent Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Contingent Obligation to become payable; provided, however, that it shall not constitute a Default or Event of Default if (x) Borrower or any Subsidiary of Borrower defaults on Indebtedness secured by a mortgage on real estate if such Indebtedness is by its terms exculpatory, i.e., non-recourse to Borrower and Borrower's Subsidiaries, or (y) a draw is made on a standby letter of credit or payment is made on a performance bond, so long as any reimbursement obligation of Borrower with respect to such letter of credit or performance bond is made within the time required by the document creating the reimbursement obligation; or

         (7) (a) any party in interest (as defined in Section 3(14) of ERISA) affiliated with Borrower or any of Borrower's Subsidiaries shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (b) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (c) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or institution of proceedings is, in the opinion of the Required Banks, likely to result in the termination of such Plan for purposes of Title IV of ERISA, and, in the case of a Reportable Event, the continuance of such Reportable Event unremedied for 30 days after notice of such Reportable Event pursuant to Section 4043(a), (c) or (d) of ERISA is given or, in the case of institution of proceedings, the continuance of such proceedings for 30 days after commencement thereof, (d) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, or (e) any other event or condition shall occur or exist with respect to a Single Employer Plan and in each case in clauses (a) through (e) above, such event or condition, together with all other such events or conditions, if any, could subject Borrower or any of Borrower's Subsidiaries to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property or financial or other condition of Borrower or of Borrower and Borrower's Subsidiaries taken as a whole; or

         (8) one or more judgments or decrees shall be entered against Borrower or any of Borrower's Subsidiaries involving in the aggregate a liability (not covered by insurance) of $500,000.00 or more and all such judgments or decrees in excess of $500,000.00 shall not have been vacated, satisfied, discharged, or stayed or bonded pending appeal within 30 days from the entry thereof; or

         (9) any Person or group of related Persons (other than Irving E. Schottenstein, and the immediate family of Irving E. Schottenstein or trusts for the benefit of his children and grandchildren) owns or controls more than twenty-five percent (25%) of the outstanding voting capital stock of Borrower; or

         (10) any subordination agreement that evidences any Subordinated Indebtedness (i) ceases to be the legal, valid and binding agreement of any Person party thereto, enforceable against such Person in accordance with its terms or a payment is made by Borrower in violation of any provision thereof, or
(ii) shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or the Indebtedness related thereto is in any way not fully subordinate to all of Borrower's Indebtedness and other liabilities to Banks and Agent under this Agreement and the Notes (subject to subsection 7.13 hereof) and to Borrower's obligations, if any, as a guarantor or otherwise of the Indebtedness and other liabilities of M/I Financial Corp. (including without limitation the obligations with respect to the M/I Financial Corp. Loan Agreement); or

         (11) Borrower shall deliver a Certificate of Default or an Updated Certificate of Default or shall fail to comply with the requirements of subsection 6.19 hereof, including by reason of the failure to deliver a No Default Certificate, Updated Certificate of Default or Certificate of Default or any required updates thereof; or Banks having at least 75% of the aggregate amount of the Revolving Credit Loans then outstanding or, if no Revolving Credit Loans are then outstanding, Banks having at least 75% of the aggregate amount of the Commitment, shall determine, in their good faith estimation after meeting with Borrower, that the No Default Certificate (including any update thereof) delivered by Borrower pursuant to subsection 6.19 hereof shall not fairly reflect the financial condition of Borrower and Borrower's Subsidiaries as of either of (a) the date of the No Default Certificate, or (b) on a pro forma basis immediately before or immediately after giving effect to the BankBoston Payment, and that as a result thereof a Default or Event of Default would exist under this Agreement;

then, and in any such event, (a) if such event is an Event of Default specified in paragraph (5) above, the Commitment, if still outstanding, shall automatically and immediately terminate and the full amount of all outstanding Revolving Credit Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and/or the Notes shall immediately become due and payable, (b) if such event is any other Event of Default and is continuing, either or both of the following actions may be taken: (i) with the consent of the Required Banks Agent may, or upon the request of the Required Banks Agent shall, by notice to Borrower, declare the Commitment to be terminated forthwith, whereupon the Commitment shall immediately terminate and Agent shall have the rights set forth in subsection 2.14(b) hereof with respect to the Standby L/Cs upon the termination of the Commitment; and (ii) with the consent of the Required Banks Agent may, or upon the request of the Required Banks Agent shall, by notice of default to Borrower, declare the full amount of all outstanding Revolving Credit Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable, and (c) if such event is any payment Event of Default, then, in addition to the rights given to Agent in clause (b), each Bank may, by notice of default to Borrower and each other Bank, declare the full amount of all of the obligations owing by Borrower to such Bank pursuant to the Revolving Credit Loans (with accrued interest thereon) and all other amounts owing to such Bank under this Agreement and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this
Section 9, presentment, demand, protest and all other notices of any kind are hereby expressly waived. Additionally, Agent and each Bank may exercise any and all other rights and remedies available to Agent and each Bank at law or in equity to the extent not inconsistent with the rights specifically granted to Agent and each Bank hereunder.

         Notwithstanding any provisions concerning distribution of payments to the contrary in this Agreement, so long as any Event of Default exists that has not been waived by all Banks, each Bank shall share in any payments or proceeds, including proceeds of any collateral, received by Agent or any Bank (including without limitation proceeds received by HNB with respect to Guaranteed HNB Joint Ventures Letters of Credit) made or received at any time from and after any Event of Default ("PROCEEDS AFTER DEFAULT") in an amount equal to the Proceeds after Default multiplied by such Bank's Total Commitment Percentage as set forth on Schedule 1 hereto as such Schedule may be amended from time to time; provided, however, if any one or more of the Bank(s) has not made any funding when required hereunder, the distribution of Proceeds after Default shall be adjusted so that each Bank shall receive Proceeds after Default in an amount equal to (a) the Proceeds after Default multiplied by (b) the percentage (rounded to five decimal places) of the total amount outstanding funded by all Banks that such Bank has actually funded (including the amount of such Bank's participation in outstanding Standby L/Cs). If necessary, Agent and each Bank shall use the adjustments procedure set forth in subsection 11.8(a) hereof to make the appropriate distributions to Banks as set forth in this paragraph of this Section 9.

                              SECTION 10. THE AGENT

         10.1 APPOINTMENT. Each Bank hereby irrevocably designates and appoints Bank One, NA as Agent of such Bank under this Agreement and each of the Notes and the Guaranty Agreement, and each Bank hereby irrevocably authorizes Bank One, NA, as Agent for such Bank, to take such action on its behalf under the provisions of this Agreement, the Notes and the Guaranty Agreement and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement, the Notes and the Guaranty Agreement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or any Note or the Guaranty Agreement, Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any Note or the Guaranty Agreement or otherwise exist against Agent.

         10.2 DELEGATION OF DUTIES. Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         10.3 EXCULPATORY PROVISIONS. Neither Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any Note or the Guaranty Agreement (except for its or such Person's own gross negligence or willful misconduct) or
(ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by Borrower or any of Borrower's Subsidiaries or any officer thereof contained in this Agreement or any Note or the Guaranty Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any Note or the Guaranty Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the Notes or the Guaranty Agreement, or for any failure of Borrower or any of Borrower's Subsidiaries to perform its obligations hereunder or thereunder. Agent shall be under no obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, the Notes, or the Guaranty Agreement, or to inspect the properties, books or records of Borrower or any of Borrower's Subsidiaries.

         10.4 RELIANCE BY AGENT. Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, the Guaranty Agreement, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Borrower or any of Borrower's Subsidiaries), independent accountants and other experts selected by Agent. Agent may deem and treat the payee of any Note as the owner thereof for all purposes. Agent shall be fully justified in failing or refusing to take any action under this Agreement, the Notes or the Guaranty Agreement unless it shall first receive such advice or concurrence of the Required Banks or, in the case of items set forth in subsection 11.1 hereof that require written consent of all Banks, all Banks as it deems appropriate or it shall first be indemnified to its satisfaction by all Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, the Notes and the Guaranty Agreement in accordance with a request of the Required Banks or, in the case of items set forth in subsection 11.1 hereof that require written consent of all Banks, all Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Banks and all future holders of the Notes.

         10.5 NOTICE OF DEFAULT. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless Agent has received notice from any Bank or Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". If Agent receives such a notice, Agent shall give notice thereof to Banks. Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks or, in the case of items set forth in subsection 11.1 hereof that require written consent of all Banks, all Banks; provided that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall reasonably deem advisable in the best interests of Banks.

         10.6 NON-RELIANCE ON AGENT AND OTHER BANKS. Each Bank expressly acknowledges that neither Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by Agent hereinafter taken, including any review of the affairs of Borrower and Borrower's Subsidiaries shall be deemed to constitute any representation or warranty by Agent to any Bank. Each Bank represents to Agent that it has, independently and without reliance upon Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of Borrower and Borrower's Subsidiaries and made its own decision to make its extensions of credit hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, the Notes and the Guaranty Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of Borrower and Borrower's Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Banks by Agent hereunder, Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of Borrower or any of Borrower's Subsidiaries which may come into the possession of Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

         10.7 INDEMNIFICATION. Each Bank agrees to indemnify Agent in its capacity as such (to the extent not reimbursed by Borrower and any of Borrower's Subsidiaries and without limiting the obligation of Borrower and Borrower's Subsidiaries to do so), ratably according to the respective amounts of its original (a) Revolving Credit Loan Commitment Percentage, in the case of Revolving Credit Loans, and (b) L/C Commitment Percentage, in the case of Standby L/Cs, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against Agent in any way relating to or arising out of this Agreement, the Notes, the Guaranty Agreement or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by Agent under or in connection with any of the foregoing; provided that no Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Notes and all other amounts payable hereunder.

         10.8 BANK ONE IN ITS INDIVIDUAL CAPACITY. Bank One and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with Borrower or any of Borrower's Subsidiaries as though Bank One were not the Agent hereunder. With respect to its loans made or renewed by it and any
Note issued to it and with respect to any Standby L/C issued by it either as Bank One or Agent, Bank One shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" shall include Bank One in its individual capacity.

         10.9 DELEGATION TO AFFILIATES. Borrower and Banks agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Sections 10 and 11 hereof.

         10.10 SUCCESSOR AGENT. Agent may resign as agent upon 30 days' notice to the Banks. If Agent shall resign as agent under this Agreement, then the Required Banks shall appoint from among the Banks a successor agent for the Banks, whereupon such successor agent shall succeed to the rights, powers and duties of Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Agent's resignation hereunder as agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                            SECTION 11. MISCELLANEOUS

         11.1 AMENDMENTS AND WAIVERS. Agent and Borrower may, from time to time, with the written consent of the Required Banks, enter into written amendments, supplements or modifications for the purpose of adding any provisions to this Agreement or the Notes or changing in any manner the rights of Banks or Borrower hereunder or thereunder, and with the consent of the Required Banks, Agent on behalf of Banks may execute and deliver to Borrower a written instrument waiving, on such terms and conditions as Agent may specify in such instrument, any of the requirements of this Agreement, the Notes or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall extend the final maturity of any Note, or reduce the rate or extend the time of payment of interest or fees thereon or reduce the principal amount thereof, or change the amount or terms of any Bank's Revolving Credit Loan or L/C Commitment Percentage, or change the Borrowing Base, or amend, modify, change any provision of the Guaranty Agreement, or release the guaranties provided under the Guaranty Agreement, or amend, modify, change or waive any provision of this subsection, or reduce the percentage specified in the definition of Required Banks, or consent to the assignment or transfer by Borrower of any of its rights and obligations under this Agreement, or consent to the modification or termination of any subordination agreement or provisions that evidence Subordinated Indebtedness, or consent to the release of any collateral (except as provided in Section 8 hereof with respect to collateral that is the subject of a mortgage in the State of Indiana), or amend, modify or change any other provision of this Agreement that requires the consent of all Banks, in each case without the written consent of all Banks; and provided, further, that no such waiver and no such amendment, supplement or modification shall alter in any way Bank One's rights or obligations with respect to Swingline Loans without the consent of Bank One; and provided, further, that no such waiver and no such amendment, supplement or modification shall amend, modify, change or waive any provision relating to the rights or obligations of Agent without the consent of Agent. Any such waiver and any such amendment, supplement or modification shall be binding upon Borrower, Agent and each Bank, and all future holders of the Notes. In the case of any waiver, Borrower, Agent and each Bank shall be restored to their former position and rights hereunder and under the outstanding Notes, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

         11.2 NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing or by telecopy or other electronic facsimile and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or when deposited in the United States mail, Registered or Certified, Return Receipt Requested, postage prepaid, or, in the case of telecopy or other electronic facsimile notice, when receipt confirmed by sender's electronic facsimile machine, addressed as follows in the case of Borrower, Agent and each Bank, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of any Note:

         Borrower:          M/I Schottenstein Homes, Inc. ("M/I")
                            3 Easton Oval
                            Columbus, Ohio  43219
                            Attention:  Irving E. Schottenstein
                              with a copy to: Phillip G. Creek
                            Facsimile:  (614) 418-8080
                              with a copy to: Paul S. Coppel, Esq.
                            Facsimile:  (614) 418-8030

                            M/I Homes, Inc. ("M/I Homes")
                            14505 North Hayden Road
                            Suite 341
                            Scottsdale, Arizona  85260
                            Attention:  Gary Carlson

         Agent and/or
           Bank One:        Bank One, NA
                            100 East Broad Street
                            7th Floor
                            Columbus, Ohio  43215
                            Attention:  Thomas E. Redmond
                            Facsimile:  (614) 248-5518

         HNB:               The Huntington National Bank
                            41 South High Street
                            8th Floor
                            Columbus, Ohio 43287
                            Attention:  Nancy J. Cracolice
                            Facsimile: (614) 480-5791

         NCB:               National City Bank
                            155 East Broad Street

                            3rd Floor
                            Columbus, Ohio 43251
                            Attention:  Ralph A. Kaparos/Joseph L. Kwasny, Jr.
                            Facsimile:  (614) 463-8572

         STB:               SunTrust Bank
                            Mail Code 1931
                            303 Peachtree Street, N.E.
                            3rd Floor
                            Atlanta, Georgia 30308
                            Attention:  Donald L. Gaudette, Jr.
                            Facsimile: (404) 588-8505

         Firstar:           Firstar Bank, N.A.
                            175 South Third Street, 4th Floor
                            Columbus, Ohio  43215
                            Attention:  Roger W. Reeves
                            Facsimile:  (614) 232-8033

         ASB:               AmSouth Bank
                            Sonat Building, 10th Floor
                            Residential Construction Lending
                            1900 Fifth Avenue North
                            P.O. Box 11007
                            Birmingham, Alabama  35203
                            Attention:  Ronny Hudspeth
                            Facsimile: (205) 801-0138

         Fifth Third:       Fifth Third Bank, Central Ohio
                            21 East State Street
                            Columbus, Ohio  43215
                            Attention:  Ted Lape
                            Facsimile: (614) 341-2606

         Comerica:          Comerica Bank
                            500 Woodward Avenue
                            Detroit, Michigan  48226
                            Attention:  Charles L. Weddell
                            Facsimile:  (313) 222-9295

         Fleet:             Fleet National Bank
                            115 Perimeter Center Place
                            Suite 500
                            Atlanta, Georgia 30346
                            Attention:  Daniel L. Silbert
                            Facsimile: (770) 390-8434

         PNC:               PNC Bank, National Association
                            Real Estate Finance - 2nd Floor
                            201 East Fifth Street
                            Cincinnati, Ohio  45202
                            Attention:  James A. Harmann
                            Facsimile:  (513) 651-8931

         11.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of Agent or any Bank, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and, except for rights the exercise of which require consent of the Required Banks or all Banks, as appropriate, under this Agreement, not exclusive of any rights, remedies, powers and privileges provided by law.

         11.4 PARTICIPANTS.

            (a) Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other financial institutions ("PARTICIPANTS") participating interests in any Revolving Credit Loan owing to such Bank, any Note held by such Bank, any interest (including any Reimbursement Obligation) in any Standby L/C with respect to such Bank, any Revolving Credit Loan Commitment of such Bank, or any other interest of such Bank hereunder; provided, however, that upon the sale of any participating interest the selling Bank shall provide promptly to Borrower and Agent notice of such sale; and provided further, however, that no Participant's consent shall be required to approve any amendments, waivers or other modifications of this Agreement or of any document contemplated by this Agreement, and no participation agreement shall provide any Participant with such rights. In the event of any such sale by a Bank of participating interests to a Participant, such Bank's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, and such Bank shall remain the holder of any such Note for all purposes under this Agreement, and, except as provided in the immediately following sentence, Borrower, the other Banks, and Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. However, any Participant that is an affiliate of any Bank shall have the right to deal directly with any other Bank and Borrower with respect to any matter that is the subject of this Agreement, and Banks and Borrower agree to deal directly with such affiliate Participant(s); provided, however, that each Bank needs to deal only with other Banks (and not such other Banks' affiliate Participant(s)), in those matters in which the consent of any one or more Banks is required. The rights set forth in the immediately preceding sentence shall apply only to Participants that are affiliates of any Bank, and such rights do not apply to any Participants that are not affiliates of any Bank. Borrower agrees that if amounts outstanding under this Agreement or the Notes are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of a Default or an Event of Default, each Participant shall be deemed to have the right of set-off provided to Banks in this Agreement in respect of its participating interest in amounts owing under this Agreement or any Note or Reimbursement Obligation to the same extent as if the amount of its participating interests were owing directly to it as a Bank under this Agreement, any Note or any Standby L/C or participation in any Standby L/C.

                (b) Borrower authorizes each Bank and Agent to disclose to any Participant and any prospective Participant any and all financial information in such Bank's or Agent's possession concerning Borrower and any of Borrower's Subsidiaries which has been delivered to such Bank or Agent by Borrower or Borrower's Subsidiaries pursuant to this Agreement or which has been delivered to such Bank or Agent by Borrower or Borrower's Subsidiaries in connection with such Bank's or Agent's credit evaluation of Borrower and Borrower's Subsidiaries prior to entering into this Agreement. Any Participant or prospective Participant shall be subject to the confidentiality provisions of this Agreement.

                (c) Except for the sale of participating interests as described in this subsection 11.4 and the assignments as described in subsection 11.7 hereof, no Bank may sell or assign its rights and interests under this Agreement without the written consent of each Bank and Borrower, provided that after the occurrence of a Default or an Event of Default that has not been waived by all Banks, Borrower's consent to such sale or assignment shall not be required.

            11.5 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes and shall remain in full force and effect until this Agreement is terminated, all Standby L/Cs are cancelled or are fully collateralized with cash in a manner satisfactory to Agent and all indebtedness (including Reimbursement Obligations with respect to Standby L/Cs that are not fully collateralized with cash) created or evidenced by this Agreement and/or each Note is paid in full.

            11.6 PAYMENT OF EXPENSES AND TAXES. Borrower agrees:

                (a) to pay or reimburse Agent and each Bank for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, the Notes, the Guaranty Agreement, the Standby L/Cs and any other documents prepared in connection herewith, and the consummation of the transactions contemplated hereby and thereby, including without limitation the reasonable fees and disbursements of counsel to Agent and each Bank; and

                (b) to pay or reimburse Agent and each Bank for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes, the Guaranty Agreement, the Standby L/Cs and any such other documents, including without limitation the reasonable fees and disbursements of counsel to Agent and each Bank.

            11.7 SUCCESSORS AND ASSIGNS; ASSIGNMENT.

                (a) This Agreement shall be binding upon and inure to the benefit of Borrower, Agent and each Bank, all future holders of the Notes and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of all Banks, which consent may be withheld by any Bank in its sole discretion; and provided further that the rights of each Bank to transfer or assign its rights and/or obligations hereunder shall be limited as set forth below in part (b) of this subsection 11.7. Notwithstanding the above (including anything set forth in part (b) of this subsection 11.7), nothing herein shall restrict, prevent or prohibit any Bank from (A) pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank, (B) granting assignments in such Bank's Loans and/or Commitment hereunder to its parent company and/or to any affiliate of such Bank or to any existing Bank or affiliate thereof, or (C) selling participations as set forth in subsection 11.4 hereof.

                (b) In addition to the assignments permitted by subsection 11.7(a) hereof, each Bank may, with the prior written consent of the Borrower and the Agent (provided that no consent of the Borrower shall be required during the existence and continuation of an Event of Default), which consent shall not be unreasonably withheld or delayed, assign all or a portion of its rights and obligations hereunder pursuant to an assignment agreement substantially in the form of Exhibit J attached hereto and made a part hereof (the "Assignment Agreement") to one or more Eligible Assignees; provided that (i) any such assignment shall be in a minimum aggregate amount of the lesser of (a) $10,000,000 or any larger amount which is an even multiple of $1,000,000 or (b) the remaining amount of the Commitment held by such Bank, and (ii) each such assignment shall be of a constant, not varying, percentage of all of the assigning Bank's rights and obligations under the Commitment being assigned. Any assignment under this subsection 11.7(b) shall be effective upon satisfaction of the conditions set forth above and delivery to the Agent of a duly executed Assignment Agreement together with a transfer fee of $3,500 payable to the Agent for its own account. Upon the effectiveness of any such assignment, the assignee shall become a "Bank" for all purposes of this Agreement and the other documents contemplated hereby and, to the extent of such assignment, the assigning Bank shall be relieved of its obligations hereunder to the extent of the Loans and Commitment components being assigned. The Borrower agrees that upon notice of any such assignment and surrender of the appropriate Note , it will promptly provide to the assigning Bank and to the assignee separate promissory notes in the amount of their respective interests substantially in the form of the original Note (but with notation thereon that it is given in substitution for and replacement of the original Note or any replacement notes thereof).

                By executing and delivering an Assignment Agreement in accordance with this subsection 11.7(b), the assigning Bank thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Bank warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and the assignee warrants that it is an Eligible Assignee; (ii) except as set forth in clause (i) above, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, any of the other documents contemplated hereby or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any of the other documents contemplated hereby or any other instrument or document furnished pursuant hereto or thereto or the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under this Agreement, any of the other documents contemplated hereby or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment Agreement; (iv) such assignee confirms that it has received a copy of this Agreement, the other documents contemplated hereby and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment Agreement; (v) such assignee will independently and without reliance upon the Agent, such assigning Bank or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and other documents contemplated hereby;
(vi) such assignee appoints and authorizes the Agent to take such action on its behalf and to exercise such powers under this Agreement or any other document contemplated thereby as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and
(vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement and the other documents contemplated hereby are required to be performed by it as a Bank.

            11.8 ADJUSTMENTS; SET-OFF.

                (a) If any Bank (a "BENEFITED BANK") shall at any time receive any payment of all or part of its Loans or Reimbursement Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in paragraph (5) of Section 9 hereof, or otherwise) in a greater proportion than any such payment to any other Bank in respect of such other Bank's Loans or Reimbursement Obligations owing to it, or interest thereon, such benefited Bank shall purchase for cash from the other Banks such portion of each such other Bank's Loans or Reimbursement Obligations owing to it, as shall be necessary to cause such benefited Bank to share the excess payment or benefits of such collateral or proceeds ratably with each of the Banks; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Borrower agrees that each Bank so purchasing a portion of another Bank's Loans or Reimbursement Obligations owing to it may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Bank were the direct holder of such portion.

                (b) In addition to those rights and remedies of each Bank provided by law, subject to the terms and conditions of this Agreement, upon the occurrence of an Event of Default and acceleration of the obligations owing in connection with this Agreement, each Bank shall have the right, without prior notice to Borrower or Borrower's Subsidiaries, any such notice being expressly waived by Borrower and Borrower's Subsidiaries to the extent permitted by applicable law, to set-off and apply against any indebtedness, whether matured or unmatured, of Borrower to such Bank, any amount held by or owing from such Bank to or for the credit or the account of Borrower or Borrower's Subsidiaries at, or at any time after, the happening of any of the above-mentioned events, and the aforesaid right of set-off may be exercised by each Bank against Borrower and Borrower's Subsidiaries or against any trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, receiver, custodian or execution, judgment or attachment creditor of Borrower and Borrower's Subsidiaries, or against anyone else claiming through or against Borrower and Borrower's Subsidiaries or such trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, receiver, custodian or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Bank prior to the making, filing or issuance of, or service upon such Bank of, or of notice of, any such petition; assignment for the benefit of creditors; appointment or application for the appointment of a receiver; or issuance of execution, subpoena, order or warrant. Each Bank agrees promptly to notify Borrower and, if set-off is made against Borrower's Subsidiaries, Borrower's Subsidiaries after any such set-off and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application.

                  11.9 WAIVER OF JURY TRIAL. AGENT, EACH BANK AND BORROWER, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO

CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THE AGREEMENT OR ANY RELATED INSTRUMENT OR AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THE AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY OF THEM. NONE OF AGENT, ANY BANK OR BORROWER SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY ANY OF AGENT, ANY BANK OR BORROWER EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL OF THEM. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BANKS TO PROVIDE THE COMMITMENT HEREUNDER.

                11.10 CONFIDENTIALITY. Agent and each Bank shall hold all confidential information obtained pursuant to the requirements of the Agreement which has been identified as such by Borrower in accordance with Borrower's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure to its examiners, affiliates, outside auditors, counsel and other professional advisors in connection with the Agreement or as reasonably required by any bona fide Participant or prospective Participant in connection with any contemplated participation therein or as required or requested by any governmental agency or representative thereof or pursuant to legal process. Without limiting the foregoing, it is expressly understood that such confidential information which, at the time of disclosure is in the public domain or which, after disclosure, other than disclosure by Agent or any Bank, becomes part of the public domain or information which is obtained by Agent or any Bank prior to the time of disclosure and identification by Borrower under this subsection, or information received by Agent or any Bank from a third party shall not be subject to the confidentiality requirements of this subsection
11.10. Nothing in this subsection or otherwise shall prohibit Agent or any Bank from disclosing any confidential information to any other Bank in connection with the Loans contemplated by this Agreement or render it liable in connection with any such disclosure.

                11.11 COUNTERPARTS; EFFECTIVE DATE. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Agreement shall become effective upon the receipt by Agent and each Bank of executed counterparts of this Agreement by each of the parties hereto.

                11.12 GOVERNING LAW. This Agreement, the Notes and the rights and obligations of the parties under this Agreement and the Notes shall be governed by, and construed and interpreted in accordance with, the local laws of the State of Ohio.

                11.13 HEADINGS. The headings of the Sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.

                11.14 JOINT AND SEVERAL OBLIGATIONS. The obligations of Borrower under this Agreement shall be joint and several.


            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

M/I SCHOTTENSTEIN HOMES, INC.


By                                            Executed at Columbus, Ohio
  -----------------------------------------
  Robert H. Schottenstein
  Title:  President and Assistant Secretary

M/I HOMES, INC.


By                                            Executed at Scottsdale, Arizona
  -----------------------------------------
  Robert H. Schottenstein
  Title:  Vice Chairman

BANKS
-----

BANK ONE, NA,
as Agent and as a Bank


By
  --------------------------------------------------
  Thomas E. Redmond

  Title:  Managing Director

THE HUNTINGTON NATIONAL BANK


By
  --------------------------------------------------
  Nancy J. Cracolice
  Title:  Vice President

NATIONAL CITY BANK


By
  --------------------------------------------------
  Joseph L. Kwasny, Jr.
  Title:  Vice President


SUNTRUST BANK

By
  --------------------------------------------------
  Donald L. Gaudette, Jr.
  Title: Director


FIRSTAR BANK, N.A.


By
  --------------------------------------------------
  Roger W. Reeves
  Title: Vice President

AMSOUTH BANK

By
  --------------------------------------------------
  Ronny Hudspeth
  Title: Senior Vice President

FIFTH THIRD BANK, CENTRAL OHIO


By
  --------------------------------------------------
  Ted Lape
  Title: Vice President

COMERICA BANK

By
  --------------------------------------------------
  Charles L. Weddell
  Title: Vice President

FLEET NATIONAL BANK


By
  --------------------------------------------------
  Daniel L. Silbert
  Title: Vice President

PNC Bank, National Association

By:
  --------------------------------------------------
  James A. Harmann
  Title:  Vice President